SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

John Wiley & Sons, Inc.

(Name of Registrant as Specified in Its Charter)

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111 River Street Hoboken, NJ 07030-5774 (201) 748-6000

Peter Booth Wiley Chairman of the Board

August 8, 2008

TO OUR SHAREHOLDERS:

We cordially invite you to attend the 2008 Annual Meeting of Shareholders to be held on Thursday, September 18, 2008 at 9:30 A.M., at the Company’s headquarters, 111 River Street, Hoboken, New Jersey. The official Notice of Meeting, Proxy Statement, and separate forms of proxy for Class A and Class B Shareholders are enclosed with this letter. The matters listed in the Notice of Meeting are described in the attached Proxy Statement.

The Board of Directors welcomes and appreciates the interest of all our shareholders in the Company’s affairs, and encourages those entitled to vote at this Annual Meeting to take the time to do so. We hope you will attend the meeting, but whether or not you expect to be personally present, please vote your shares, either by signing, dating and promptly returning the enclosed proxy card (or, if you own two classes of shares, both proxy cards) in the accompanying postage-paid envelope, by telephone using the toll-free telephone number printed on the proxy card, or by voting on the Internet using the instructions printed on the proxy card. This will assure that your shares are represented at the meeting. Even though you execute this proxy, vote by telephone or via the Internet, you may revoke your proxy at any time before it is exercised by giving written notice of revocation to the Secretary of the Company, by executing and delivering a later-dated proxy (either in writing, telephonically or via the Internet) or by voting in person at the Annual Meeting. If you attend the meeting you will be able to vote in person if you wish to do so, even if you have previously returned your proxy card, voted by telephone or via the Internet.

Your vote is important to us, and we appreciate your prompt attention to this matter.

Sincerely,

Chairman of the Board

111 River Street Hoboken, NJ 07030-5774 (201) 748-6000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD SEPTEMBER 18, 2008

TO OUR SHAREHOLDERS:

The Annual Meeting of Shareholders of John Wiley & Sons, Inc. (the “Company”) will be held at the Company’s headquarters, 111 River Street, Hoboken, New Jersey, on Thursday, September 18, 2008 at 9:30 A.M., for the following purposes:

1. To elect a board of ten (10) directors, of whom three (3) are to be elected by the holders of Class A Common Stock voting as a class and seven (7) are to be elected by the holders of Class B Common Stock voting as a class.

2. To ratify the appointment by the Board of Directors of the Company’s independent public accountants for the fiscal year ending April 30, 2009.

3. To transact such other business as may properly come before the meeting or any adjournments thereof.

Shareholders of record at the close of business on July 23, 2008 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

Please vote by proxy in one of these ways:

•	Use the toll-free telephone number shown on your proxy card or voting instructions form (if you receive proxy materials from a broker or bank);
•	Visit the Internet website at www.proxyvote.com; or
•	Sign, date and promptly return your proxy card in the postage-prepaid envelope provided.

BY ORDER OF THE BOARD OF DIRECTORS
JOSEPHINE BACCHI-MOURTZIOU Vice President and Corporate Secretary

August 8, 2008

Hoboken, New Jersey

Your vote is important to us. Whether or not you plan to be present at the Annual Meeting, please vote your proxy either via the Internet, by telephone, or by mail. Signing and returning the proxy card, voting via the Internet or by telephone does not affect your right to vote in person if you attend the Annual Meeting.

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of John Wiley & Sons, Inc. (the “Company”) of proxies to be used at the Annual Meeting of Shareholders to be held on September 18, 2008 at the time and place set forth in the accompanying Notice of Meeting and at any and all adjournments thereof. This Proxy Statement and accompanying forms of proxy relating to each class of Common Stock, together with the Company’s Annual Report to Shareholders for the fiscal year ended April 30, 2008 (“fiscal 2008”), are first being sent or given to shareholders on August 8, 2008.

The executive offices of the Company are at 111 River Street, Hoboken, New Jersey 07030-5774.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on September 18, 2008

This year we are pleased to be using the “Notice and Access” system recently adopted by the Securities and Exchange Commission relating to the delivery of proxy materials over the Internet. As a result, we mailed you a notice about the Internet availability of the proxy materials instead of paper copies. Shareholders will have the ability to access the proxy materials over the Internet and to request a paper copy of the materials by mail, by e-mail or by telephone. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found on the Notice. We believe that the notice and access rules will allow us to use Internet technology that many shareholders prefer, assure more prompt delivery of the proxy materials, lower our cost of printing and delivering the proxy materials, and minimize the environmental impact of printing paper copies.

The Proxy Statement and our Annual Report to Shareholders are available at www.proxyvote.com.
TABLE OF CONTENTS
& Voting Securities, Record Date, Principal Holders, page 2
& Corporate Governance Principles, page 3
& Certain Information Concerning the Board, page 7
& Compensation Committee Interlocks, page 8
& Director Compensation, page 8
& Related Party Transactions, page 10
& Election of Directors, page 10
& Section 16(a) Beneficial Ownership Reporting Compliance, page 14
& Compensation Committee Report, page 15
& Performance Graph, page 15
& Compensation Discussion and Analysis, page 16
& Report of the Audit Committee, page 33
& Ratification of the Appointment of Independent Public Accountants, page 35
& Manner and Expenses of Solicitation, page 35
& Electronic Delivery of Materials, page 36
& Deadline for Submission of Shareholder Proposals, page 36
& Other Matters, page 36
Only shareholders of record at the close of business on July 23, 2008 are entitled to vote at the Annual Meeting of Shareholders on the matters that may come before the Annual Meeting.

I. Voting Securities—Record Date—Principal Holders

At the close of business on July 23, 2008, there were 49,348,535 shares of Class A Common Stock, par value $1.00 per share (the “Class A Stock”), and 9,645,215 shares of Class B Common Stock, par value $1.00 per share (the “Class B Stock”), issued and outstanding and entitled to vote.

The holders of Class A Stock, voting as a class, are entitled to elect three (3) directors, and the holders of Class B Stock, voting as a class, are entitled to elect seven (7) directors. Each outstanding share of Class A and Class B Stock is entitled to one vote for each Class A or Class B director, respectively. The presence in person or by proxy of a majority of the outstanding shares of Class A or Class B Stock entitled to vote for directors designated as Class A or Class B directors, as the case may be, will constitute a quorum for the purpose of voting to elect that class of directors. All elections shall be determined by a plurality of the class of shares voting thereon. Only shares that are voted in favor of a particular nominee will be counted toward such nominee’s achievement of a plurality. Shares present at the meeting that are not voted for a particular nominee or shares present by proxy where the shareholder properly withheld authority to vote for such nominee (including broker non-votes) will not be counted toward such nominee’s achievement of a plurality.

The holders of the Class A and Class B Stock vote together as a single class on all other business that properly comes before the Annual Meeting, with each outstanding share of Class A Stock entitled to one-tenth (1/10) of one vote and each outstanding share of Class B Stock entitled to one vote.

Proposal 2 requires approval by a majority of votes cast at the Annual Meeting. Abstentions and broker non-votes are not counted in determining the votes cast, but do have the effect of reducing the number of affirmative votes required to achieve a majority for such matters by reducing the total number of shares from which the majority is calculated.

If you are a beneficial shareholder and your broker holds your shares in its name, the broker is permitted to vote your shares on the election of directors and the ratification of KPMG LLP as our independent auditor even if the broker does not receive voting instructions from you.

The following table and footnotes set forth, at the close of business on July 23, 2008, information concerning each person owning of record, or known to the Company to own beneficially, or who might be deemed to own, 5% or more of its outstanding shares of Class A or Class B Stock. The table below was prepared from the records of the Company and from information furnished to it. The percent of total voting power reflected below represents the voting power on all matters other than the election of directors, as described above.

Name and Address	Class of Stock	Common Stock Owned Beneficially	Percent of Class	Percent of Total Voting Power

E.P. Hamilton Trusts, LLC(1)	A	462,338	1.0%	0.3%
965 Mission Street	B	8,125,536	84.2%	56.4%
San Francisco, CA
Deborah E. Wiley(2)(3)(4)	A	1,253,976	2.5%	0.9%
111 River Street	B	38,820	0.4%	0.3%
Hoboken, NJ
Peter Booth Wiley(2)(3)(5)	A	1,224,630	2.5%	0.9%
111 River Street	B	12,240	0.1%	0.1%
Hoboken, NJ
Bradford Wiley II(2)(3)	A	1,201,778	2.4%	0.8%
111 River Street	B	12,240	0.1%	0.1%
Hoboken, NJ
Private Capital Management(6)	A	6,480,619	13.1%	5.0%
8889 Pelican Bay Blvd.
Naples, Fl
Investment Manager

Name and Address	Class of Stock	Common Stock Owned Beneficially	Percent of Class	Percent of Total Voting Power

Pioneer Investment Management, Inc.(6)	A	3,847,426	8.0%	3.0%
60 State Street
Boston, MA
Investment Manager
Bank of America Corporation(6)	A	2,675,658	5.4%	2.0%
100 N. Tryon Street
Charlotte, NC 28202
Investment Manager
Eagle Asset Management(6)	A	2,155,419	4.4%	1.5%
880 Grillion Parkway
St. Petersburg, FL
Investment Manager

(1)        Bradford Wiley II, Deborah E. Wiley and Peter Booth Wiley, as members of the E.P. Hamilton Trusts, LLC established for the purpose of investing in, owning and managing securities of John Wiley & Sons, Inc., share investment and voting power.

(2)        Bradford Wiley II, Deborah E. Wiley and Peter Booth Wiley, as general partners of a limited partnership, share voting and investment power with respect to 301,645 shares of Class A Stock. For purpose of this table, each is shown as the owner of one-third of such shares.

(3)        Bradford Wiley II, Deborah E. Wiley and Peter Booth Wiley, as co-trustees, share voting and investment power with respect to 55,072 shares of Class A Stock and 36,720 shares of Class B Stock under the Trust of Esther B. Wiley. For purposes of this table, each is shown as the owner of one-third of such shares.

(4) Includes 540 shares of Class A Stock and 8,660 shares of Class B Stock of which Deborah E. Wiley is custodian for minor children.
(5) Includes 2,948 shares of Class A Stock which Peter Booth Wiley has the right to acquire under an option granted under the 1990 Director Stock Plan, as Amended and Restated as of June 22, 2001.
(6) Based on filings with the Securities and Exchange Commission, including filings pursuant to Rule 13f-1 of the Securities Exchange Act of 1934, and other information deemed reliable by the Company.
II. Corporate Governance Principles

To promote the best corporate governance practices, the Company adheres to the Corporate Governance Principles (“Principles”) set forth below. The Board of Directors (the “Board”) and management believe that these Principles, which are consistent with the requirements of the Securities and Exchange Commission and the New York Stock Exchange, are in the best interests of the Company, its shareholders and other stakeholders, including employees, authors, customers and suppliers. The Board is responsible for ensuring that the Company has a management team capable of representing these interests and of achieving superior business performance.

Pursuant to the New York Stock Exchange’s Corporate Governance regulations, the Company is considered a “controlled company,” defined as a company where more than 50 percent of the voting power is held by an individual, a group, or another company. As such, the Company would be exempt from certain corporate governance standards. However, the Board believes it is in the best interest of the Company and its shareholders to abide by all of the regulations, except for the requirement that the Governance Committee be comprised of independent directors only. The Board has chosen to take an exemption to this requirement because it believes that a Wiley family member’s participation on this Committee will result in a collaborative process to promote the highest standards in the recruitment of new directors and in governance generally.

1. Primary Duties

The Board, which is elected annually by the shareholders, exercises oversight and has final authority and responsibility with respect to the Company’s affairs, except with respect to those matters reserved to shareholders. All major decisions are considered by the Board as a whole.

The Board elects the Chief Executive Officer (“CEO”) and other corporate officers, acts as an advisor to and resource for management, and monitors management’s performance.

The Board plans for the succession of the CEO. The Compensation Committee annually evaluates the CEO’s performance, approves the CEO’s compensation, and informs the Board of its decisions. The Board also oversees the succession process for certain other management positions, and the CEO reviews with the Board annually his assessment of key management incumbents and their professional growth and development plans. The Board also:

a) reviews the Company’s business and strategic plans and actual operating performance;
b) reviews and approves the Company’s financial objectives, investment plans and programs; and
c) provides oversight of internal and external audit processes and financial reporting.
2. Director Independence

The Board has long held that it is in the best interests of the Company for the Board to consist of a substantial majority of independent Directors. The Board annually determines that a Director is independent if he or she has no material relationship, either directly or indirectly, with the Company, defined as follows:

a)        The Director is not and has not been employed in an executive capacity by the Company or its subsidiaries within the three years immediately prior to the annual meeting at which the nominees of the Board will be voted upon.

b)        The Director is not a significant advisor or consultant to the Company (including its subsidiaries); does not have direct, sole responsibility for business between the Company and a material supplier or customer; and does not have a significant personal services contract with the Company.

c)        The Director is not an executive officer, an employee, and does not have an immediate family member who is an executive officer or employee, of an organization that makes payments to, or receives payments from, the Company in an amount that, in any single fiscal year, exceeds 2% of such other organization’s consolidated gross revenues.

d)        The Director is not, and has not been within the past three years, employed by or affiliated with a firm that provided independent audit services to the Company; the Director is not, and does not have an immediate family member who is a current partner of the firm that is the Company’s external auditor; and the Director or an immediate family member was not within the past three years a partner or employee of the Company’s external audit firm and personally worked on the Company’s audit within that time.

e) The Director does not have an immediate family member who is a current employee of the Company’s external audit firm and who participates in that firm’s audit, assurance or tax compliance practice.
f) The Director is not, and has not been in the past three years, part of an interlocking directorship involving compensation committees.
g) The Director is not a member of the immediate family of Peter Booth Wiley, Bradford Wiley II and Deborah E. Wiley, or management, as listed in the Company’s proxy statement.
When determining the independence of a Director, the ownership of, or beneficial interest in, a significant amount of stock, by itself, is not considered a factor.

3. Composition of the Board

Under the Company’s By-Laws, the Board has the authority to determine the appropriate number of directors to be elected so as to enable it to function effectively and efficiently. Currently, a ten-member Board is considered to be appropriate, though size may vary. The Governance Committee makes recommendations to the Board concerning the appropriate size of the Board, as well as selection criteria for candidates. Each candidate is selected based on background, experience, expertise, and other relevant criteria, including other public and private company boards on which the candidate serves. In addition to the individual candidate’s background, experience and expertise, the manner in which each board member’s qualities complement those of others and contributes to the functioning of the Board as a whole are also taken into account. The Governance Committee nominates a candidate, and the Board votes on his or her candidacy. The shareholders vote annually for the entire slate of Directors.

Any nominee Director who receives a greater number of “withheld” votes from his or her election than “for” votes shall tender his or her resignation for consideration by the Governance Committee. The Governance Committee shall recommend to the Board the action to be taken with respect to such resignation.

4. Director Eligibility

Directors shall limit the number of other board memberships (excluding non-profits) in order to insure adequate attention to Wiley business. Directors shall advise the Chairman of the Board and the Chairman of the Governance Committee in advance of accepting an invitation to serve on a new board. Whenever there is a substantial change in the Director’s principal occupation, a Director shall tender his or her resignation and shall immediately inform the Board of any potential conflict of interest. The Governance Committee will recommend to the Board the action, if any, to be taken with respect to the resignation or the potential conflict of interest.

The Board has established a retirement age of 70 for its Directors. The Board may in its discretion nominate for election a person who has attained age 70 if it believes that under the circumstances it is in the Company’s best interests.

5. Board and Management Communication

The Board has access to all members of management and external advisors. As appropriate, the Board may retain independent advisors.

The CEO shall establish and maintain effective communications with the Company’s stakeholder groups. The Board schedules regular executive sessions at the end of each meeting. Non-management directors meet at regularly scheduled sessions without management. The Chairman of the Board presides at these sessions. In addition, the independent directors meet at least once each year in an executive session presided over by the Chairman of the Governance Committee.

Employees and other interested parties may contact the non-management directors via email at:
non-management directors@wiley.com, or by mail addressed to Non-Management Directors, John Wiley & Sons, Inc., 111 River Street, Mail Stop 7-02, Hoboken, NJ 07030-5774.

6. Board Orientation and Evaluation

The Board annually conducts a self-evaluation to determine whether the Board as a whole and its individual members, including the Chairman, are performing effectively.

The Board sponsors an orientation process for new Directors, which includes background materials on governance, law, board principles, financial and business history and meetings with members of management. The Board also encourages all of its Directors to take advantage of educational programs to improve their effectiveness.

7. Director Compensation

The Governance Committee periodically reviews and recommends to the Board its members’ annual retainer, which is composed of cash and restricted stock grants for all non-employee Directors. In determining the appropriate amount and form of director compensation, the Board regularly evaluates current trends and compensation surveys, as well as the amount of time devoted to Board and committee meetings. As a long-standing Board principle, non-employee Directors receive no compensation from the Company other than for their service as Board members and reimbursement for expenses incurred in connection with attendance at meetings.

Share ownership by each Director is encouraged. To this end, each Director is expected to own, at a date no later than three years after election to the Board, shares of common stock valued at not less than three times that Director’s annual cash compensation to which the Director is entitled for Board service. Furthermore, non-employee Directors are encouraged to take their cash compensation in the form of Company shares.

8. Board Practices and Procedures

The Chairman of the Board and the CEO jointly set the agenda for each Board meeting. Agenda items that fall within the scope and responsibilities of Board committees are reviewed with the chairs of the committees. Any Board member may request that an item be added to the agenda.

Board materials are provided to Board members sufficiently in advance of meetings to allow Directors to prepare for discussion at the meeting.

Various managers regularly attend portions of Board and committee meetings in order to participate in and contribute to relevant discussions.

9. Board Committees

The Board has established four standing committees: Executive, Audit, Compensation, and Governance. The Governance Committee recommends to the Board the members and chairs for each of these committees. The Audit Committee and the Compensation Committee are composed of independent Directors only. The Audit Committee has the sole responsibility for retention and dismissal of the Company’s independent auditors. The Governance Committee is composed of independent directors and a member of the Wiley family, as permitted under the New York Stock Exchange’s rules applicable to “controlled companies.” The Board believes that the family’s participation in the Committee will result in a collaborative process to promote the highest standards in the recruitment of new directors and in governance generally.

The Governance Committee recommends to the Board the members and chairs for each of the committees. The chair and membership assignments for all committees are reviewed regularly and rotated as appropriate. The chairs of the committees determine the frequency, length and agenda of meetings for each committee meeting. As in the case of the Board, materials are provided in advance of meetings to allow members to prepare for discussion at the meeting.

The scope and responsibilities of each committee are detailed in the committee charters, which are approved by the Board. Each committee annually reviews its charter, and the Governance Committee and the Board review all charters from time to time.

With the permission of the chairman of the committee, any Board member may attend a meeting of any committee.

10. Periodic Review

The Governance Committee and the Board review these Principles annually.

The Principles stated above, Committee Charters, the Business Conduct and Ethics Policy and the Code of Ethics for Senior Financial Officers are published on our web site at www.wiley.com, under the “About Wiley—Investor Relations—Corporate

Governance” captions. Copies are also available free of charge to shareholders on request to: Corporate Secretary, John Wiley & Sons, Inc., 111 River Street, Hoboken, NJ 07030-5774.
III. Certain Information Concerning the Board

The Board is currently composed of ten members. Two directors, Bradford Wiley II and Peter Booth Wiley, are brothers. The Board has affirmatively determined that all of our directors, except William J. Pesce, Bradford Wiley II and Peter Booth Wiley, meet the independence guidelines the Board set forth in our Corporate Governance Principles, as noted above.

The Company does not have a policy that requires the attendance of all directors at the Annual Meetings, but it has been long-standing practice for directors to attend. In September 2007, all of our directors attended the 2007 Annual Meeting.

All incumbent directors attended at least 92% of the aggregate number of meetings of the Board and of the committees on which such director sat with nine of our directors attending 100% of these meetings.

The following table indicates current membership and total meetings of the Board and its standing committees:

Name	Board	Audit	Compensation	Executive	Governance

Warren J. Baker	X		X
Richard M. Hochhauser	X	X
Kim Jones	X				X*
Matthew S. Kissner	X		X*	X*
Raymond W. McDaniel, Jr.	X	X
Eduardo Menasce	X		X		X
William J. Pesce	X			X
William B. Plummer	X	X*		X
Bradford Wiley II	X				X
Peter Booth Wiley	X
FY2008 Meetings	5(a)	7(a)	3(a)	0(a)	5
*Chairman

(a)      The Board, Audit and Executive Committees each acted once by Written Consent; the Compensation Committee acted four times by Written Consent.

Executive Committee. The Executive Committee exercises the powers of the Board as appropriate in any case where immediate action is required and the matter is such that an emergency meeting of the full Board is not deemed necessary or possible.

Audit Committee. The Audit Committee assists the Board in fulfilling its fiduciary responsibilities relating to the Company’s financial statements filed with the Securities and Exchange Commission, accounting policies, and the adequacy of disclosures, internal controls and reporting practices of the Company and its subsidiaries; evaluates, retains, compensates and, if appropriate, terminates the services of the independent public accounting firm which is to be engaged to audit the Company’s financial statements, including reviewing and discussing with such firm their independence and whether providing any permitted non-audit services is compatible with their independence; maintains financial oversight of the Company’s employees’ retirement and other benefit plans and makes recommendations to the Board with respect to such matters; and reviews and approves related party transactions. The Committee holds discussions with management prior to the release of quarterly earnings, and also reviews quarterly results prior to filings.

The Board has determined that all members of the Committee are Audit Committee “financial experts,” as defined under the rules of the Securities and Exchange Commission. All members of the Committee are independent under the rules of the New York Stock Exchange, currently applicable to the Company.

Compensation Committee. The Compensation Committee evaluates the performance of the CEO and reports its decisions to the Board; reviews and approves the principles and policies for compensation and benefit programs company-wide, and monitors the implementation and administration of such programs; oversees compliance with governmental regulations and accounting standards with respect to employee compensation and benefit programs; monitors executive development practices in order to insure succession alternatives for the organization; and grants options and makes awards under the 2004 Key Employee Stock Plan. All members of the Committee are independent under the rules of the New York Stock Exchange, currently applicable to the Company.

Governance Committee. The Governance Committee assists the Board in the selection of Board members by identifying appropriate general qualifications and criteria for directors as well as qualified candidates for election to the Board; assists the Chairman of the Board in proposing committee assignments; assists the Board in evaluating, maintaining and improving its own effectiveness; evaluates the Chairman of the Board’s performance; evaluates director compensation and benefits; and makes recommendations to the Board regarding corporate governance policies.

Additional Information About the Governance Committee. The Board selects new candidates based on a recommendation of the Governance Committee. The Committee evaluates all director candidates in accordance with the director membership criteria described in the Corporate Governance Principles. The Committee considers a candidate’s background, experience, expertise, and other relevant criteria, including other public and private company boards on which the candidate serves. The manner in which each Board member’s qualities complement those of others and contributes to the functioning of the Board as a whole are also taken into account.

The Committee has retained a search firm, at the expense of the Company, to identify potential director candidates. The search firm provides background material on potential candidates, and provides guidance pertaining to the particular experience, skills and other characteristics that the Board is seeking. The search firm conducts initial interviews with potential candidates, and candidates who merit further consideration are then interviewed by members of the Committee, other directors and key senior management personnel. The Governance Committee considers the results of these interviews when making its recommendations to the Board.

Shareholders who wish to recommend a director candidate to the Governance Committee should follow the procedures set forth under “Deadline for Submission of Shareholder Proposals” on page 36 of this proxy statement. The recommendation should include the candidate’s name, biographical data, and a description of his or her qualifications.

Compensation Committee Interlocks

No member of the Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board of Directors. None of our executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of our Board’s Compensation Committee.

Directors’ Compensation

Our non-employee directors received an annual retainer of $45,000 and committee chairmen, except the chairman of the Executive Committee, received an additional annual retainer of $7,500. No fees are paid for attendance at meetings. No non-employee director receives any other compensation from the Company, except for reimbursement of expenses incurred for attendance at Board meetings. Directors who are employees do not receive an annual retainer for Board or committee service.

Effective September 18, 2008, the annual retainer fee for non-employee directors will be increased to $55,000 and the committee chair retainers, except for the Chairman of the Executive Committee, will be increased to $10,000 annually.

Pursuant to the Director Stock Plan, our non-employee directors receive an annual award of Class A shares equal in value to 100 percent of their annual total cash compensation, excluding the additional fees paid to committee chairmen and any expense reimbursements. In September 2007, a total of 6,656 Class A shares were awarded to directors.

The Company has established a Deferred Compensation Plan for Directors (the “Deferred Plan”). Non-employee directors are eligible to participate, and may defer all or a portion of their annual retainer fees in the form of cash and/or Class A Common Stock. They may also defer their annual stock award. Seven of our ten directors currently participate in the Deferred Plan. Retainers deferred in cash accrue interest annually based on the prime rate. Retainers deferred in the form of Class A Common Stock receive dividend equivalent units based on the closing price of the Class A Common Stock on the record date. Deferred cash and/or stock is payable to the directors upon their retirement from the Board, either in a lump sum or in the form of annual installments.

Our active directors and their spouses are eligible to participate in the Company’s Matching Gift Program. The Company will match the first $1,000 given by the donor as follows: three-to-one on the first $500, and one-to-one on the second $500, up to a maximum contribution of $2,000 per institution, per donor, per calendar year.

The table below indicates the total cash compensation received by each non-employee director during fiscal 2008.

Name	Fees Earned or Paid in Cash	Stock Awards	All Other Compensation	Total

Warren J. Baker(1)(2)(3)	$45,000	$45,000	$12,181	$102,181
Richard M. Hochhauser(2)	$45,000	$45,000	$2,254	$92,254
Kim Jones*(1)(2)(3)	$52,500	$45,000	$2,425	$99,925
Matthew S. Kissner*(1)(2)(3)	$52,500	$45,000	$4,015	$101,515
Raymond W. McDaniel, Jr.(1)(2)(3)	$45,000	$45,000	$2,057	$92,057
Eduardo Menasce(2)	$45,000	$45,000	$254	$90,254
William B. Plummer*(1)(2)(3)	$52,500	$45,000	$4,015	$101,515
Bradford Wiley II(2)	$45,000	$45,000	$4,000	$94,000
Peter Booth Wiley(3)(4)	—	—	$421,600	$421,600
*Committee Chairman

(1)      Ms. Jones and Messrs. Baker, Kissner, McDaniel and Plummer have deferred their annual retainer fees in stock.

(2)      On September 20, 2007, each of our non-employee Directors received an annual stock award of 1,024 Class A shares, based on the closing price of $43.93. All of our non-employee directors, except Mr. B. Wiley II, deferred receipt of these shares pursuant to the Deferred Compensation Plan, as described above.

(3)      The amounts in All Other Compensation include the cash value of dividends accrued under the Deferred Compensation Plan and, in the case of Dr. Baker, $4,145 in interest credited to his Deferred Cash Compensation Plan. Also included are contributions made under the Company’s Matching Gift Program, as described above, as follows: Dr. Baker—$2,000; Mr. Hochhauser—$4,000; Mr. B. Wiley—$4,000; Mr. P. Wiley—$71,600.

(4)      Peter Booth Wiley, Chairman of the Board, does not receive a retainer for his service on the board but receives an annual salary as an employee of the Company.

Name	Number of Shares Underlying Outstanding Deferred Stock Equivalents	Number of Securities Underlying Outstanding Stock Options

Warren J. Baker	14,645.55	4,955
Richard M. Hochhauser	776.31	—
Kim Jones	6,449.85	—
Matthew S. Kissner	10,096.75	—
Raymond W. McDaniel, Jr.	5,517.17	—
Eduardo Menasce	776.31	—
William B. Plummer	10,096.75	—
Bradford Wiley II	—	—

Insurance with Respect to Indemnification of Directors and Officers

The By-Laws of the Company provide for indemnification of directors and officers in connection with claims arising from service to the Company to the extent permitted under the New York State Business Corporation Law. The Company carries insurance in the amount of $25,000,000 with Federal Insurance Company and the National Union Insurance Company at a premium of $340,000. The current policy expires on November 14, 2008.

Transactions with Directors’ Companies

In the ordinary course of business, John Wiley & Sons and its subsidiaries may have transactions with companies and organizations whose executive officers are also Wiley directors. None of these transactions in fiscal 2008 exceeded the threshold for disclosure under our Corporate Governance Guidelines, which is 2% of the gross revenues of either Wiley or the other organization.

Transactions with Related Persons

We are required to disclose material transactions with the Company in which “related persons” have a direct or indirect material interest. Related persons include any Director, nominee for Director, executive officer of the Company, and any immediate family members of such persons. The term “transaction” is broadly defined under Securities and Exchange Commission rules to include any financial transaction, arrangement or relationship, including any indebtedness transaction or guarantee of indebtedness.

Based on information available to us and provided to us by our Directors and executive officers, we do not believe that there were any such material transactions in effect since May 1, 2007, or that any such material transactions are proposed to be entered into during fiscal 2009.

The Company’s Board of Directors has adopted a written policy that requires the Audit Committee to review and approve any related party transactions. Management is expected to provide the Audit Committee with specific information with respect to any such transaction expected to be entered into or continued during the current fiscal year. After reviewing this information, the Audit Committee will approve such transactions only if the following two conditions are met: (1) the transaction must be in the best interests of the Company and its shareholders; and (2) the transaction must be entered into by the Company on terms that are comparable to those that would be obtained in an arm’s length transaction with an unrelated third party.

IV. Election of Directors

Ten (10) directors are to be elected to hold office until the next Annual Meeting of Shareholders, or until their successors are elected and qualified. Unless contrary instructions are indicated or the proxy is previously revoked, it is the intention of management to vote proxies received for the election of the persons named below as directors. Directors of each class are elected by a plurality of votes cast by that class. If you do not wish your shares to be voted for particular nominees, please so indicate in the space provided on the proxy card, or follow the directions given by the telephone voting service or the Internet voting site. THE HOLDERS OF CLASS A STOCK ARE ENTITLED TO ELECT 30% OF THE ENTIRE BOARD. AS A CONSEQUENCE, THREE (3) DIRECTORS WILL BE ELECTED BY THE HOLDERS OF CLASS A STOCK. THE HOLDERS OF CLASS B STOCK ARE ENTITLED TO ELECT SEVEN (7) DIRECTORS.

All the nominees are currently directors of the Company, and were elected to their present terms of office at the Annual Meeting of Shareholders held in September 2007. Except as otherwise indicated below, all of the nominees have been engaged in their present principal occupations or in executive capacities with the same employers for more than the past five years.

The Company’s By-Laws provide for mandatory retirement of directors at age 70, but allow the Board discretion to nominate for election a candidate who, by reason of having attained age 70, would otherwise not be qualified to serve. It was the Board’s judgment that Warren J. Baker, who has provided the Board with invaluable service, be proposed as a Class B director, notwithstanding his having attained age 70.

Peter Booth Wiley, William J. Pesce and Josephine Bacchi-Mourtziou have agreed to represent shareholders submitting proper proxies by mail, via the Internet, or by telephone, and to vote for the election of the nominees listed herein, unless otherwise directed by the authority granted or withheld on the proxy cards, by telephone or via the Internet. Although the Board has no reason to believe that any of the persons named below as nominees will be unable or decline to serve, if any such person is unable or declines to serve, the persons named above may vote for another person at their discretion.

Directors to be Elected by Class A Shareholders

Kim Jones, a director since 2004, has been President and Managing Director, UK and Ireland, Sun Microsystems, Inc. since July 2007. Prior to that she was Vice President of Global Education, Government and Health Sciences at Sun from July 2006 to July 2007; Vice President of Global Education and Research Line of Business at Sun from 1998 to 2006; Director of International Sales Development from 1991 to 1998; and held a variety of sales and business development positions from 1987 to 1991. She serves on the Board of Directors of Curriki, a non-profit organization for open source curriculum for grades K-12. Age 51.

Raymond W. McDaniel, Jr., a director since 2005, has been Chairman and Chief Executive Officer of Moody’s Corporation since April 2005. He previously served as Chief Operating Officer of Moody’s Corporation from January 2004; President of Moody’s Corporation from October 2004; and President of Moody’s Investors Service since 2001. In prior assignments with Moody’s, he served as Senior Managing Director for Global Ratings & Research; Managing Director for International; and Director of Moody’s Europe, based in London. He has been a member of Moody’s Corporation Board of Directors since 2003. Age 50.

William B. Plummer, a director since 2003, is a private investor. Previously he was Executive Vice President and Chief Financial Officer of Dow Jones & Company, Inc. from September 2006 to December 2007. Prior to that he was Vice President & Treasurer of Alcoa, Inc. since 2000. Before joining Alcoa, he was with Mead Corporation as President, Gilbert Paper Division during 2000; Vice President, Corporate Strategy and Planning from 1998 to 2000; Treasurer from 1997 to 1998; Prior to joining Mead, he held a number of increasingly responsible positions with the General Electric Company, most recently as Vice President, Equity Capital Group, General Electric Capital Corporation from 1995 to 1997. Age 49.

Directors to be Elected by Class B Shareholders

Warren J. Baker, a director since 1993, has been President of California Polytechnic State University since 1979, and was a member of the National Science Board from 1985 to 1994. He was a Regent of the American Architectural Foundation from 1995 to 1998; a Fellow of the American Society of Civil Engineers; Chairman of the Board of Directors of the ASCE Civil Engineering Research Foundation from 1989 to 1991; Member of the Board of Directors of the California Council on Science and Technology; Co-Chair of the California Joint Policy Council on Agriculture and Higher Education from 1995 to 2001; Board member of the National Association of State Universities and Land Grant Colleges (NASULGC) from 2003 to 2007; Chair of the NASULGC Commission on Information Technologies from 2003 to 2006; Member of the NASULGC Commission on University Science and Mathematics Teacher Education in 2007 to present; Member of the Executive Committee of the Business-Higher Education Forum (BHEF); Co-Chair of BHEF Math and Science Education and STEM Initiatives; Board Member of the Society of Manufacturing Engineers Education Foundation from 2003 to 2005; Member of the National Academy of Engineering Steering Committee on Enhancing Community College Pathways to Engineering Careers from 2004 to 2005; Board Member of the Society of Manufacturing Engineers Education Foundation from 2003 to 2005; a Member of the Board of Governors of the US-Mexico Foundation for Science; a Director of Westport Innovations, Inc.; and a Director of MESA California (Mathematics, Engineering and Science Achievement). Age 70.

Richard M. Hochhauser, a director since December 2006 retired in 2008. He had been President and Chief Executive Officer of Harte-Hanks, Inc. since 2002. Prior to that, he served as President and Chief Operating Officer of Harte-Hanks from 1997 to 2002. He has been a director of that company since 1996. He is an Adjunct Professor at Columbia University Graduate School of Business; a member of the Board of the Direct Marketing Educational Foundation; Trustee of the Jewish Museum; and serves on the Boards of three other non-profit organizations: Reach the World; Day One, and City at Peace. Age 63.

Matthew S. Kissner, a director since 2003, is President and Chief Executive Officer of The Kissner Group, which consults with private equity firms focusing on investment opportunities in financial, business and health care services. Prior to that he was Executive Vice President and Group President, Global Enterprise Solutions, Pitney Bowes, Inc., from 2004 to 2005; and Executive Vice President and Group President of Information Based Solutions and Document Messaging Technologies from 2001 to 2004. He sits on the boards of private portfolio companies, and is a member of the Board Executive Committee of the Regional Plan Association. Age 54.

Eduardo Menascé, a director since December 2006, is the retired President of the Enterprise Solutions Group for Verizon Communications, Inc. Prior to the merger of Bell Atlantic and GTE Corporation, which created Verizon Communications, he served as Chairman and Chief Executive Officer of CTI MOVIL, S.A. (Argentina), a business unit of GTE Corporation, from 1996 to 2000. He has also held senior positions at CANTV in Venezuela, and Wagner Lockheed and Alcatel in Brazil. From 1981 to 1992, he served as Chairman of the Board and Chief Executive Officer of GTE Lighting in France. He is a director of Pitney Bowes, Inc.; KeyCorp; Hillenbrand Industries, Inc.; and Hill-Rom, Inc. Age 63.

William J. Pesce has been our President and Chief Executive Officer and a director since May 1, 1998. He was previously Chief Operating Officer since May 1997; Executive Vice President, Educational and International Group since February 1996; and Vice President, Educational Publishing since September 1989. He is a Member of the Board of Overseers of The Stern School of Business at New York University; the Board of Trustees of William Paterson University; and the Board of Directors of the Association of American Publishers. Age 57.

Bradford Wiley II, a director since 1979, was our Chairman of the Board from January 1993 until September 2002, and was an editor in Higher Education from 1989 to 1998. He was previously a newspaper journalist, viticulturist and winery manager. Age 67.

Peter Booth Wiley, a director since 1984, has been our Chairman of the Board since September 2002. He is an author and journalist, and a Member of the Board of the University of California Press. Age 65.

Beneficial Ownership of Directors and Management

The table below shows the number of shares of the Company’s Class A and Class B Stock beneficially owned by the current directors, and the executive officers named in the Summary Compensation Table on page 21 and all directors and executive officers of the Company as a group as of July 23, 2008. The percent of total voting power reflected below represents the voting power on all matters other than the election of directors, as described on page 1.

		Shares of						Percent
		Class A and		Additional				of
		Class B Stock		Shares			Percent	Total	Deferred
		Beneficially		Beneficially			of	Voting	Stock
		Owned(1)		Owned(2)		Totals	Class(1)	Power	Units(3)

Warren J. Baker	A	8,201	A	4,955	A	13,156	—	—	14,645.55
	B	—			B	—	—	—
Ellis E. Cousens(4)	A	103,778	A	210,000	A	313,778	0.6%	—
	B	—			B	—	—	—
Richard M. Hochhauser	A	—			A	—	—	—	776.31
	B	—			B	—	—	—
Kim Jones	A	—			A	—	—	—	6,449.85
	B	—			B	—	—	—
Stephen A. Kippur(4)	A	233,824	A	82,500	A	316,324	0.6%	—
	B	—			B	—	—	—
Matthew S. Kissner	A	1,824			A	1,824	—	—	10,096.75
	B	—			B	—	—	—
Bonnie E. Lieberman(4)	A	127,192	A	199,000	A	326,192	0.7%	—
	B	—			B	—	—	—
Raymond W. McDaniel, Jr.	A	500			A	500	—	—	5,517.17
	B	—			B	—	—	—
Eduardo Menascé	A	—			A	—	—	—	776.31
	B	—			B	—	—	—
William J. Pesce(4)	A	851,834	A	760,000	A	1,611,834	3.2%	1.1%
	B	—			B	—	—	—
William B. Plummer	A	—			A	—	—	—	10,096.75
	B	—			B	—	—	—
Eric A. Swanson	A	135,907	A	135,000	A	270,907	0.5%	—
	B	3,200			B	3,200	—	—
Bradford Wiley II(5)(6)(7)	A	1,355,890			A	1,355,890	2.7%	1.0%
	B	2,720,752			B	2,720,752	28.2%	19.0%
Peter Booth Wiley(5)(6)(7)	A	1,378,742	A	2,948	A	1,381,690	2.8%	1.0%
	B	2,720,752			B	2,720,752	28.2%	19.0%
All directors and executive	A	5,956,052	A	1,685,451	A	7,641,503	15.0%	5.4%
officers as a
group (22 persons)	B	8,192,052			B	8,192,052	85.0%	57.0%

(1)      This table is based on the information provided by the individual directors or executives. In the table, percent of class was calculated on the basis of the number of shares beneficially owned as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, divided by the total number of shares issued and outstanding plus the number of shares of the class issuable to the individual director or executive officer pursuant to the options exercisable under the Company’s stock option plans on or before September 23, 2008.

(2)      Shares issuable pursuant to options exercisable under the Company’s stock option plans on or before September 23, 2008.

(3)      This amount represents the number of shares of Class A Common Stock credited to the participating director’s account pursuant to the Deferred Compensation Plan for Directors’ Fees, described on page 9. The shares will be issued upon the director’s retirement.

(4)      Includes Class A shares of restricted stock subject to forfeiture awarded under the Company’s long-term incentive plans (see Summary Compensation Table, footnotes (d,g), page 22) as follows: Mr. Pesce—240,520 shares; Mr. Cousens—67,110 shares; Mr. Kippur—55,925 shares; Ms. Lieberman—55,925 shares; and Mr. Swanson—55,925 shares.

(5)      Bradford Wiley II and Peter Booth Wiley, as co-members with Deborah E. Wiley, of the E.P. Hamilton Trusts LLC, share voting and investment power with respect to 462,338 shares of Class A Stock and 8,125,536 shares of Class B Stock. For purposes of this table, each is shown as the owner of one-third of such shares.

(6)      Bradford Wiley II and Peter Booth Wiley, as co-trustees with Deborah E. Wiley, share voting and investment power with respect to 55,072 shares of Class A Stock and 36,720 shares of Class B Stock under the Trust of Esther B. Wiley. For purposes of this table, each is shown as the owner of one-third of these shares.

(7)      Bradford Wiley II and Peter Booth Wiley, as general partners of a limited partnership with Deborah E. Wiley, share voting and investment power with respect to 301,645 shares of Class A Stock owned by the partnership. For purposes of this table, each is shown as the owner of one-third of such shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based on our review we believe that during fiscal 2008, our directors, officers and greater than ten percent beneficial owners met all filing requirements, except for late filings of Form 4 for Messrs. Baker, Hochhauser, Kissner, McDaniel, Menascé, McDaniel, Ms. Jones and Ms. Lieberman, all of which were filed late because of administrative errors.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with Company management the Compensation Discussion and Analysis found on pages 16 through 21 of this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and this Proxy Statement.

Matthew S. Kissner, Chairman Warren J. Baker Eduardo Menascé
Performance Graph

	2003	2004	2005	2006	2007	2008

John Wiley & Sons, Inc. Class A	$100.00	$126.07	$150.33	$153.73	$158.89	$197.36
Dow Jones Publishing Index	100.00	119.55	111.85	106.83	117.97	84.63
Russell 1000	100.00	121.75	128.23	146.96	166.19	155.53

The above graph provides an indicator of the cumulative total return to shareholders of the Company’s Class A Common Stock as compared with the cumulative total return on the Russell 1000 and the Dow Jones Publishing Index, for the period from April 30, 2003 to April 30, 2008. The Company has elected to use the Russell 1000 Index as its broad equity market index because it is currently included in that index. Cumulative total return assumes $100 invested on April 30, 2003 and reinvestment of dividends throughout the period.
Compensation Discussion and Analysis

Our compensation program for senior executives, including the named executive officers, is overseen and administered by the Compensation Committee (the “Committee”), which is currently composed of three independent directors. Information about the members of the Committee can be found on pages 7 through 12 of the proxy statement. The overarching goals that guide the design and administration of executive compensation programs include the ability to:

•         Recruit and retain the highest caliber of executive talent by offering a compensation program that is competitive in the marketplace.

•         Motivate and reward executives for achieving strategic and financial objectives through the use of annual cash incentives.

•         Align executives’ and shareholders’ interests through awards of equity components that are dependent upon the performance of the Company and encourage the acquisition of a significant ownership stake in the Company.

Core Principles and Practices. The following principles and practices shaped the design and implementation of our compensation program for fiscal year 2008. The principles and practices help ensure the following:

•         Compensation is merit based in that the total compensation opportunity and actual payout for each executive is based on current responsibilities, future potential and sustained performance against challenging financial and strategic objectives.

•         There is a correlation between compensation (both annual and long-term) and the Company’s performance. The program is structured such that at executive levels a larger portion of annual and total compensation is variable, driven by performance and significantly composed of stock-based compensation.

•         Executives/members of the Wiley Leadership Team have a significant, ongoing ownership stake in the Company in order to strengthen the alignment of our executives’ interests with those of our shareholders.

•         The program is competitive with the total compensation program of competitor companies in the publishing/information and media industries when performance goals are achieved. To that end the Committee annually reviews an independently researched compensation survey as a guidepost to determine whether the Company’s compensation levels and programs are competitive and meet the Company’s stated objectives. The most recent survey, compiled by Towers Perrin includes publishing/media companies with whom Wiley competes for business and talent and for whom data is available, as well as other companies in general industry for positions that are not unique to the publishing industry. Base salaries, annual incentive awards and long-term incentive grants are determined within the framework of position responsibilities, future potential and the competitive market data. Regression analysis is used to ensure targeted compensation is appropriate to the size of the Company.

•         Ordinarily it is in the best interest of the Company to retain flexibility in its compensation programs to enable it to appropriately reward, retain and attract executive talent necessary to the Company’s success. To the extent such goals can be met with compensation that is designed to be deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), such as the 2004 Key Employee Stock Plan and the Executive Annual Incentive Plan, each approved by the shareholders in September 2004, such compensation plans will be used. However, the Committee recognizes that in appropriate circumstances, compensation that is not deductible under the Code may be paid at the Committee’s discretion.

The Executive Compensation Program	• Compensation Strategy and Philosophy. Our executive compensation program consists of the following elements: • Base salaries;

• Annual cash incentives; • Long-term stock based incentives; • Retirement and other post-employment benefits; • Health and welfare benefits; and • Perquisites and other fringe benefits.

As described in greater detail below, individual base salaries, annual cash incentive awards and long-term incentive grant amounts are determined within the framework of the executive’s position and responsibility, individual performance and future leadership potential, as determined by the CEO in consultation with the Committee, or by the Compensation Committee in the case of the CEO, as well as with regard to the external marketplace.

How We Determine Target Pay Levels. Our executive compensation program for the named executives and other members of the Wiley Leadership Team consists of a salary range for each position, a target cash incentive expressed as a percent of base salary and target long- term equity awards. Each executive’s base salary range, target annual cash incentive and long- term incentive award value is reviewed annually and is adjusted when and if needed, depending on market conditions, to remain competitive with the external market. The program is designed to pay median level base salaries, above median level total cash for the achievement of challenging financial targets and strategic objectives and below median total cash when those targets are not attained. Third quartile (75th percentile) or above levels of compensation can be attained when challenging, long–term financial goals are achieved and accompanied by future share price appreciation. Competitive benchmark compensation survey market data for each position is prepared annually by the Committee’s executive compensation consultant, Towers Perrin, using data from 38 publishing companies in its annual media industry survey and its general industry survey (720 companies in fiscal 2008). For publishing/business unit executives only the media industry survey data is used. For corporate executives, the data is weighted with a two-thirds weighting to media industry data and a one-third weighting given to the general industry data. Towers Perrin uses regression analysis to ensure its recommendations are appropriate for positions in companies of comparable size to Wiley and/or its businesses. Towers Perrin presents its annual review to the Committee at its March meeting as a way of assisting the Committee in ascertaining the competitiveness of the executive compensation program within our core publishing and information business, as well as general industry.

Each year, compensation decisions covering base salary, annual incentives and stock-based awards are primarily driven by assessments of individual and Company performance. Comparisons are also made to the compensation survey data. However, individual annual and long-term incentive payments from preceding years are not used as factors in determining recommendations for the total compensation opportunity for an upcoming year.

Compensation for the CEO is established using the same process and philosophy previously discussed for members of the Wiley Leadership Team. The Compensation Committee establishes the CEO’s base salary, target annual incentive and stock-based awards using data from the Towers Perrin Media Industry and General Industry surveys. The data is regressed based on revenue to ensure that targeted compensation is appropriate for the CEO of a company of Wiley’s size in the publishing/media industries, as well as general industry. In addition, the CEO’s compensation relative to the next two highest compensated executives is evaluated.

As noted more fully below and in other sections of this Proxy Statement, a significant portion of the total direct compensation (defined as base salary, annual incentives and the value of stock based awards) paid to our named executive officers is aligned closely with shareholder interests, since it is based on the attainment of revenue and earnings per share objectives. Approximately 90% of our CEO’s fiscal year 2008 compensation was variable with the annual incentive payment subject to the achievement of revenue and earnings per share targets weighted 40% and 60% respectively; achievement of three year earnings per share and cash flow objectives for the restricted performance share award, and in the case of stock option grant, future increases in the Company’s stock price. For the other named executive officers, the variable percentages of fiscal year 2008 compensation opportunities ranged from 79% to 83% of total compensation. We believe that this incentive design provides strong motivation to focus on attaining results that create shareholder value.

How We Administer the Compensation Program and Link Executive Compensation to Performance

Base Salaries. The base salaries of our named executive officers are based on a review of the competitive median marketplace for equivalent executive positions as previously discussed, and an assessment of the executive’s individual performance evaluated under our Performance Management Program by the CEO. The Company uses a Performance Management Program that measures performance against financial goals approved by the Compensation Committee as well as other quantitative and qualitative strategic objectives established at the beginning of the fiscal year. The Committee approves the objectives of the CEO, evaluates his performance and discusses their recommendation with the full Board of Directors in executive session. The CEO evaluates the performance of the members of the Wiley Leadership Team/Executive Officers and presents his ratings and base salary recommendations to the Committee for their approval.

Base salary increases for the CEO and the other named executive officers are effective July 1 of each year.

Annual Incentives. Annual incentives are payable for the achievement of annual performance goals established by the Committee and for individual performance and contributions. In fiscal year 2008, target annual incentives ranged from 75% of base salary for some executives to 125% of base salary for Mr. Pesce. For fiscal year 2008, the corporate performance measures were revenue and earnings per share. Performance goals for individual businesses were based on revenue and EBITA. Payouts, if any, can range from 0 to 200% of the target incentive, depending on the level of achievement of financial goals and individual objectives between threshold and outstanding measures of performance. Financial goals are based upon a strategic plan presented to and approved by the Board of Directors annually.

Financial objectives are weighted at 75% of the target award and individual strategic objectives are weighted at 25% of the target award. At the end of the performance cycle a payout factor is calculated using actual results against the target for the financial measures. This results in a payout from 0% to 200% for financial objectives. A rating from 0 to 200% is also established for performance on strategic objectives. For members of the Wiley Leadership Team reporting to the CEO, the CEO completes the rating and strategic objectives recommendation. For the CEO, the evaluation is done by the Compensation Committee and discussed with the full Board of Directors. The results are combined to produce an award of between 0 and 200% of the targeted award for each executive participating in the plan.

In fiscal year 2008, the Company’s EPS was at the outstanding level and revenue was slightly below target. Based on the weighting of the two financial measures, and actual financial results relative to the threshold, target and outstanding levels of performance established at the beginning of the year, a payout of 145% of target for corporate financial objectives was achieved.

Long-Term Stock Based Incentives. The long-term incentive compensation program for executives consists of restricted performance shares and stock options. These stock-based incentives are intended to align the interests of management with those of the Company’s shareholders.

In administering this program, the Compensation Committee considers data from the Towers Perrin executive compensation surveys previously discussed (which utilize SFAS123R accounting value for equity), and the recommendations of the CEO, to establish the targeted equity awards (value and number of shares) for each executive. Approximately 60% of the targeted equity value is awarded in stock options and 40% of the targeted equity value is awarded in restricted performance shares. The Committee believes the combined grants of stock options and restricted performance shares provide an appropriate balance between risk and potential reward and serve as an effective retention tool for superior performers. The Committee believes that having the long-term value contingent upon achieving financial objectives that drive shareholder value (EPS and cash flow) is in our shareholders’ interests. The Committee also believes that having a portion of the long-term value in stock options ensures that the executives will not receive the full targeted value unless shareholders also see a commensurate rise in the actual stock price.

•         Restricted Performance Shares. At the beginning of each fiscal year a new three year long-term plan cycle begins. At that time, the Committee, utilizing the data and process described above, establishes the targeted number of restricted performance shares for each executive and the CEO. During the performance period, no shares are issued and consequently the executive has neither voting nor dividend rights to those shares. At the end of the three year performance cycle, actual shares are awarded based upon performance against established earnings per share and cumulative cash flow goals set at the beginning of the performance cycle. The number of shares awarded can range from 0 to 200% of the target award. Once awarded, the shares become restricted for a two year period and vest 50% on the first anniversary after the end of the performance period and 50% on the second anniversary after the end of the performance period. During the restricted period, the executives are entitled to voting and dividend rights on the shares earned. The Committee has the right to accelerate the vesting for earned shares in the case of an executive’s retirement. For the 2006-2008 performance cycle, actual EPS performance was at the outstanding level and cash flow was greater than target resulting in a payment of 163% of the targeted shares.

•         Stock Options. Option grants are generally awarded on an annual basis, have terms of ten years and generally vest 50% in the fourth year and 50% in the fifth year from the date of grant. All employees’ stock options have exercise prices that are equal to the closing price of Class A Stock as of the grant date. The grant date is five business days after the earnings release for the full fiscal year. The ultimate value of the stock option grants is aligned with increases in shareholder value and is dependent upon increases in the market price per share over and above the grant price. In fiscal year 2008, all executives, including the CEO, received approximately 60% of their targeted long-term incentive value in stock options.

•         Ownership Guidelines

The Committee believes that the ultimate goal of the long-term plan is to align the interests of shareholders and management. To reinforce this principle, the Committee established stock ownership guidelines for all officers participating in the long-term plan. Ownership guidelines are four times base salary for the CEO and two and one-half times base salary for all other officers participating in the long-term plan. Participants have five years in which to attain these guidelines. All but one of the executives with at least five years of service have met or exceeded their targeted shareholdings.

Retirement and Post-Employment Benefits. All named executive officers are eligible to participate in the Company’s qualified savings and retirement plans. However, the tax rules governing qualified retirement plans place significant limitations on the benefits which can be paid to executives.

•         Supplemental Executive Retirement Plan (the “SERP”). To assure that executives were provided with an adequate retirement income, in 1983 the Company implemented the Supplemental Executive Retirement Plan (the “SERP”). The SERP provided an annual benefit for ten years based on a percentage of base salary.

In 1989, in conjunction with a review of all of the Company’s retirement plans, the SERP was enhanced (the “1989 SERP”) by adding an alternative calculation which took into account annual cash incentives, recognizing the growing importance of annual incentives in executives’ pay packages. The change was designed to assist the Company in attracting and retaining mid-career executives.

In 2004, as part of its oversight duties in looking at the value of the total compensation and retirement benefits, the Committee directed management to survey similar SERPs to assess the appropriateness and competitiveness of the Company’s plan and to ensure that it follows the best practices among such plans. Towers Perrin performed the study, finding Wiley’s SERP to be unusual in two respects: benefits are not related to service and the benefit is payable over the ten years following retirement, rather than the more typical benefit which is calculated based on service and payable over the executive’s lifetime after retirement. Based on these findings, we asked Towers Perrin to design a revised SERP which addressed these issues.

The result—the “2005 SERP”—was approved by the Board of Directors and implemented effective January 1, 2005. The 2005 SERP did not replace the 1989 SERP, but rather allowed certain active SERP participants to elect, prior to December 31, 2005, to waive participation and rights to all benefits under the 1989 SERP and instead receive all benefits for both past and future service under the 2005 SERP. The 1989 SERP was closed to new participants effective March 9, 2005. The SERPs are more fully described in the notes to the “Pension Benefits Table” on page 25.

•         Nonqualified Supplemental Benefit Plan (the “Excess Plan”). In 1986, the Nonqualified Supplemental Benefit Plan was adopted by the Board of Directors to restore benefits lost under the Retirement Plan of John Wiley & Sons, Inc. due to limitations imposed by IRS regulations.

•         Post-Employment Benefits. Depending on the circumstances of their termination, the named executives are eligible to receive severance benefits in the form of base salary as a lump-sum payment, annual incentive, healthcare benefits and accelerated vesting of all equity as determined by the provisions in their employment agreements which are discussed in detail starting on page 28. Under a dismissal without cause or Resignation for Good Reason following a change of control, base salary and target annual incentive is payable for 36 months for the CEO, and 24 months for the other named executives. The Company believes that it serves the best interest of the Company and its shareholders to have executives focus on the business merits of mergers and acquisitions without undue concern for their personal financial outcome.

Under certain circumstances, the payments made in connection with a change in control may be considered to be “excess parachute payments” under IRC Section 280G and may not be deductible as compensation by the Company. In addition, IRC Section 4999 levies an excise tax on the executive receiving the payment in the amount of 20% of the excess amount. The Company will “gross-up” the executive for this excise tax if the amount of the payment exceeds the “excess parachute payment limit” by more than 15%; otherwise, the total payments made to the executive in connection with the change of control will be reduced to below the “excess parachute payment limit.”

These post-termination benefits are more fully described in the notes to the Payments upon Termination and Change of Control on page 32.

•         Perquisites and other Benefits. The Company provides perquisites and other benefits, which average $11,845 to the named executive officers. These include financial planning and tax preparation, an allowance for business and health club memberships, parking in the headquarters building, and annual physical examinations. Although not a perquisite, Mr. Swanson, whose position has required spending approximately one-half of his time in Oxford, England since the acquisition of Blackwell Publishing in February 2007, has been allowed the use of a Company-leased apartment and automobile in Oxford. These are being provided in lieu of reimbursement for hotel and transportation expenses while conducting company business. The company-leased apartment and automobile are available and have been used by other company business guests throughout the year and are not made exclusively available for Mr. Swanson. In three cases, the Company has paid for his spouse to travel with him to Oxford.

Fiscal Year 2008 CEO Compensation

In establishing Mr. Pesce’s compensation for fiscal year 2008, the Committee applied the principles outlined in this report in the same manner that they were applied to other executives. Base salary, annual incentive, and long-term incentive grant guidelines and awards were determined within the framework of the CEO’s responsibilities, individual performance and the external marketplace. In this regard, the Committee considered all of the variables and made subjective determinations after considering all of the data.

For fiscal year 2008, the Committee noted that under Mr. Pesce’s leadership the Company achieved 36% growth in revenue and 35% growth in earnings per share excluding one-time tax benefits. Excluding Blackwell, EPS increased by 15%.

Mr. Pesce’s 2008 compensation consisted of the following:

•         Base Salary. Effective July 1, 2007 the Committee increased Mr. Pesce’s base salary by 7.5% to $935,000 using the data and process previously described. The increase was made to reflect Mr. Pesce’s outstanding leadership consummating the Blackwell acquisition and his leadership of the core business, including progress with strategic investments in technology, developing new business models, and enhancing leadership development in the organization. The increase also reflected the increase in the size and scope of Mr. Pesce’s responsibilities in leading what has now become a $1.7 billion corporation.

•         Annual Incentive. In June of 2007, the Committee determined the target annual incentive award for Mr. Pesce to be 125% of base salary ($1,168,750), contingent upon the achievement of financial goals and strategic objectives approved by the Committee at that meeting, consistent with the Executive Annual Incentive Plan (EAIP). Based on the Company’s aggregate performance against financial goals as discussed above, and the Committee’s evaluation of Mr. Pesce’s performance against strategic objectives established and reviewed by the Committee, an annual incentive of $1,855,390 was awarded.

•         Long-Term Stock Based Incentives. In June of 2007, Mr. Pesce received long-term incentive awards consisting of 65,000 restricted performance shares, which will be issued in June of 2010, contingent upon the attainment of financial goals as discussed above, and which will vest as follows: 50% April 30, 2011, 50% April 30, 2012. In establishing the restricted performance share award, the Committee pointed out that 25,000 of the 65,000 shares were an additional one-time incentive to acknowledge Mr. Pesce’s role in acquiring Blackwell and to incent him to achieve the projected financial results for fiscal year 2010. It is important to note that financial results in fiscal 2010 must be achieved at the threshold level in order for any portion of this award to be earned. In addition, Mr. Pesce was awarded stock options for 200,000 shares vesting as follows: 50% on April 30, 2011 and 50% of April 30, 2012. These awards, along with those of other named executives, are disclosed in the option grants and long-term incentive plan awards tables which follow.

•         Payout of 2006 Long-Term Performance Share Award. In June of 2008, the Committee reviewed and approved the degree of achievement and award payout to Mr. Pesce for the 2006 ELTIP (fiscal years 2006, 2007 and 2008) which concluded on April 30, 2008. Based on the achievement of EPS and cumulative cash flow goals in excess of plan resulting in a payout factor of 163%, Mr. Pesce was awarded 57,260 restricted performance shares vesting as follows: 50% April 30, 2009 and 50% April 30, 2010.

In making this award, the Committee noted that the Company essentially achieved its long-term plan targets, excluding Blackwell. It noted that the Plan provides for the inclusion of acquisitions made within the performance cycle to encourage management to make acquisitions which accelerate the growth of earnings and cash flow. In this case the Committee decided that there was no need to apply negative discretion, as the payment in excess of target was the result of the accretive earnings and cash flow of Blackwell, which benefits shareholders.

Closing Statement

The executive compensation program discussed here is based on our beliefs that:

•         The quality of our leadership is among the most important determinants of the Company’s success.

•         Our ability to attract and retain those industry leaders who will ensure our success requires a competitive total rewards program.

•         Our shareholders are best served by providing our senior executives with appropriate financial rewards directly linked to the long-term financial success of the Company.

•         Our senior executives must share in the risks as well as the rewards in achieving the challenging performance goals established by the Compensation Committee.

We believe that the Company’s executive compensation programs meet the goals and objectives discussed in this Report.

Summary Compensation Table	Name [a]	Year [b]	Salary ($) [c]	Bonus ($) [d]	Stock Awards ($) [e]	Option Awards ($) [f]	Non- Equity Incentive Plan Compen- sation ($) [g]	Change in Pension Value And Nonqualified Deferred Compensation Earnings ($) [h]	All Other Compen- sation ($) [i]	Total ($) [j]

	William J. Pesce	2008	924,167	584,374	2,226,424	4,170,747	1,271,016	711,699	75,317	9,963,744
		2007	863,333	478,500	1,685,966	2,814,480	913,696	1,293,470	62,401	8,111,846
	Ellis E. Cousens	2008	515,833	229,688	578,311	827,433	570,938	212,057	42,051	2,976,311
		2007	466,667	235,000	525,065	665,370	448,733	553,021	35,113	2,928,969
	Eric A. Swanson	2008	495,833	218,750	481,926	1,089,713	506,438	573,399	29,184	3,395,243
		2007	395,833	140,625	437,554	699,940	277,172	995,479	31,097	2,977,700
	Stephen A. Kippur	2008	464,583	171,500	481,926	1,176,523	173,736	506,732	51,060	3,026,060
		2007	456,667	149,500	437,554	805,040	430,077	1,208,035	45,807	3,532,680
	Bonnie E. Lieberman	2008	366,667	111,000	481,926	1,050,547	193,210	504,012	39,785	2,747,147
		2007	347,500	105,000	437,554	692,848	328,060	335,684	30,508	2,277,154

(d) and (g):        The total annual incentive for 2008 is divided between columns (d) and (g). The amount shown in column (g) was earned based on the achievement of pre-established corporate and divisional financial measures—including revenue and profit—approved by the Compensation Committee. The amount shown in column (d) is the portion of the annual incentive that was approved by the Compensation Committee based on achievement of strategic milestones—non-financial personal objectives that are designed to drive improved performance for the company in the future.

(e):                  Represents the compensation costs of restricted performance shares granted since 2005 for financial reporting purposes for the year under SFAS 123R. Restricted performance shares were granted under the Company’s 1999 Long-Term Incentive Plan and the 2004 Key Employee Stock Plan. See Notes 2 and 15 of the Company’s financial statements for 2008 for the assumptions used in determining FAS 123R values. There can be no assurance that the SFAS 123R value will ever be realized.

(f):                  Represents the compensation costs of stock options granted since 2003 for financial reporting purposes for the year under SFAS 123R. Stock options were granted under the Company’s 1999 Long-Term Incentive Plan and the 2004 Key Employee Stock Plan. See Notes 2 and 15 of the Company’s financial statements for 2008 for the assumptions used in determining SFAS 123R values. There can be no assurance that the SFAS 123R value will ever be realized.

(h):                  Represents the aggregate change in actuarial present value of the executive’s accumulated benefit under all defined benefit and actuarial pension plans (including supplemental plans) from April 30, 2007 to April 30, 2008.

(i):                   All Other Compensation includes the following in 2008:

•         Accrued dividends on non-vested restricted stock for Messrs. Pesce, Cousens, Swanson and Kippur and Ms. Lieberman valued at $48,567, $13,834, $8,206, $12,142, and $11,397, respectively.

•         Employer contributions to the Company 401(k) plan and Deferred Compensation Plan (including Mr. Kippur’s, valued at $14,259)

•         Perquisites (financial planning, club membership fees, parking benefits) for Messrs. Pesce, Cousens, Swanson, Kippur and Ms. Lieberman, valued at $12,840, $13,803, $3,900, $15,840 and $12,840, respectively).

•         Messrs. Pesce, Cousens, Swanson, Kippur and Ms. Lieberman received reimbursement for taxes on the value of all perquisites in the amounts of $7,010, $7,114, $1,090, $8,819 and $7,114, respectively.

Grants of Plan-Based Awards Table	Name [a]		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) [i]	All Other Option Awards: Number of Securities Underlying Options (#) [j]	Exercise or Base Price of Option Awards ($/Sh) [k]	Value of Awards Granted During the Fiscal Year ($) [l]

		Grant Date [b]	Threshold ($) [c]	Target ($) [d]	Maximum ($) [e]	Threshold (#) [f]	Target (#) [g]	Maximum (#) [h]

	William J. Pesce	6/28/07				16,250	65,000	130,000		200,000	48.46	6,909,900
	Ellis E. Cousens	6/28/07				3,000	12,000	24,000		65,000	48.46	1,803,520
	Eric A. Swanson	6/28/07				2,500	10,000	20,000		55,000	48.46	1,518,600
	Stephen A. Kippur	6/28/07				2,500	10,000	20,000		55,000	48.46	1,518,600
	Bonnie E. Lieberman	6/28/07				2,500	10,000	20,000		50,000	48.46	1,424,600

(f) to (h):          Represents the restricted performance share awards granted for the 2008 through 2010 performance period pursuant to the 2004 Key Employee Stock Plan. Financial performance measures and relative weighting of each performance measure, as well as the threshold, target and outstanding levels of performance, are set at the beginning of the three-year plan cycle. Earnings per share is the performance measure used for the FY2008-10 performance cycle. No long-term incentive is payable unless the threshold performance level is reached for earnings per share. The restricted performance shares, if earned, vest as to 50% on April 30, 2011 and the remaining 50% on April 30, 2012.

(j):                  Option grants are awarded on an annual basis, have terms of ten years and generally vest 50% in the fourth year and 50% in the fifth year from the date of grant. All employees’ stock options have exercise prices that are equal to the grant date closing market price of Class A Stock. In fiscal 2008—excluding the one-time grant of 25,000 restricted performance shares granted to Mr. Pesce to acknowledge his work in acquiring Blackwell—all executives received approximately 65% of their targeted long-term incentive in stock options.

(k):                 The closing stock price on June 28, 2007. The exercise price of all stock options may not be less than 100% of the fair market value of the stock on the date of grant.

(l):                  The grant date fair value under SFAS 123R on the restricted performance share awards was $48.46. The grant date fair value under SFAS 123R on stock option awards was $18.80. See Note 15 from the Company’s financial statements for fiscal year 2008 for the assumptions made in determining SFAS 123(R) values.

Outstanding Equity Awards at Fiscal Year End		Option Awards					Stock Awards

										Equity
										Incentive
									Equity	Plan
									Incentive	Awards:
									Plan	Market
		Number	Number	Equity					Awards:	or Payout
		of	of	Incentive					Number of	Value of
		Securities	Securities	Plan Awards				Market	Unearned	Unearned
		Under-	Underlying	Number of			Number	Value	Shares,	Shares,
		lying	Unexer-	Securities			of Shares	of Shares	Units	Units
		Unexer-	cised	Underlying			or Units	or Units	or Other	or Other
		cised	Options	Unexercised	Option		of Stock	of Stock	Rights	Rights
		Options	(#)	Unearned	Exercise	Option	That Have	That Have	That Have	That Have
		(#)	Unexer-	Options	Price	Expiration	Not Vested	Not Vested	Not Vested	Not Vested
	Name	Exercisable	cisable	(#)	($)	Date	(#)	($)	(#)	($)
	[a]	[b]	[c]	[d]	[e]	[f]	[g]	[h]	[i]	[j]

	William J. Pesce	94,436			$14.59	9/15/2008	38,260(1)	1,761,873
		100,000			$20.56	6/22/2009	57,260(2)	2,636,823
		100,000			$23.56	6/21/2010			40,000(3)	1,842,000
		85,000			$23.40	6/20/2011			65,000(4)	2,993,250
		175,000			$24.95	6/19/2012
		200,000			$25.32	6/17/2013
		100,000			$31.89	6/22/2014
			100,000(1)		$31.89	6/22/2014
			185,000(2)		$38.55	6/21/2015
			190,000(3)		$33.05	6/21/2016
			200,000(4)		$48.46	6/27/2017

	Ellis E. Cousens	40,000			$19.27	3/18/2011	11,478(1)	528,562
		35,000			$23.40	6/20/2011	19,632(2)	904,054
		50,000			$24.95	6/19/2012			12,000(3)	552,600
		55,000			$25.32	6/17/2013			12,000(4)	552,600
		30,000			$31.89	6/22/2014
			30,000(1)		$31.89	6/22/2014
			60,000(2)		$38.55	6/21/2015
			60,000(3)		$33.05	6/21/2016
			65,000(4)		$48.46	6/27/2017

	Eric A. Swanson	24,000			$20.56	6/22/2009	9,565(1)	440,468
		30,000			$23.56	6/21/2010	16,360(2)	753,378
		30,000			$23.40	6/20/2011			10,000(3)	460,500
		40,000			$24.95	6/19/2012			10,000(4)	460,500
		40,000			$25.32	6/17/2013
		25,000			$31.89	6/22/2014
			25,000(1)		$31.89	6/22/2014
			50,000(2)		$38.55	6/21/2015
			50,000(3)		$33.05	6/21/2016
			55,000(4)		$48.46	6/27/2017

	Stephen A. Kippur	50,000			$24.95	6/19/2012	9,565(1)	440,468
		55,000			$25.32	6/17/2013	16,360(2)	753,378
		27,500			$31.89	6/22/2014			10,000(3)	460,500
			27,500(1)		$31.89	6/22/2014			10,000(4)	460,500
			55,000(2)		$38.55	6/21/2015
			55,000(3)		$33.05	6/21/2016
			55,000(4)		$48.46	6/27/2017

	Bonnie E. Lieberman	20,000			$20.56	6/22/2009	9,565(1)	440,468
		50,000			$23.56	6/21/2010	16,360(2)	753,378
		27,000			$23.40	6/20/2011			10,000(3)	460,500
		37,000			$24.95	6/19/2012			10,000(4)	460,500
		40,000			$25.32	6/17/2013
		25,000			$31.89	6/22/2014
			25,000(1)		$31.89	6/22/2014
			50,000(2)		$38.55	6/21/2015
			50,000(3)		$33.05	6/21/2016
			50,000(4)		$48.46	6/27/2017

(1)          Remaining 50% of award vests on April 30, 2009

(2)          Award vests 50% on April 30, 2009 and 50% on April 30, 2010

(3)          Award vests 50% on April 30, 2010 and 50% on April 30, 2011

(4)          Award vests 50% on April 30, 2011 and 50% on April 30, 2012

(e):         The exercise price of all stock options may not be less than 100% of the fair market value of the stock on the date of grant.

(f):          Stock options have a term of 10 years.

(g):       Represents the remaining half of the restricted performance shares earned for the 2005 to 2007 long-term incentive plan which will vest on April 30, 2009, and all of the shares earned for the 2006 to 2008 long-term incentive plan half of which will vest on April 30, 2009 and half of which will vest on April 30, 2010.

(i):        Represents the target number of restricted performance shares granted but yet-to-be earned for the 2007-2009 and 2008-2010 long-term cycles. The 2007-2009 shares, if earned, will vest half on April 30, 2010 and half on April 30, 2011. The 2008-2010 shares, if earned, will vest half on April 30, 2011 and half on April 30, 2012.

Option Exercises and Stock Vested Table
		Option Awards		Stock Awards

		Number of Shares	Value Realized
		Acquired on	on Exercise	Number of Shares	Value Realized
		Exercise	Vesting	Acquired on	on Vesting
	Name	(#)	($)	(#)	($)
	[a]	[b]	[c]	[d]	[e]

	William J. Pesce	483,200	13,767,542	72,120	3,321,126
	Ellis E. Cousens	0	0	19,943	918,375
	Eric A. Swanson	38,800	1,195,948	16,337	752,319
	Stephen A. Kippur	77,000	1,297,211	18,030	830,282
	Bonnie E. Lieberman	27,600	835,673	16,337	752,319

(c):       The value realized on exercise represents the excess of the fair market value of the underlying securities purchased on the date of exercise over the exercise price contained in the option.

(d):      Vesting of half each of the restricted performance shares earned from the 2004-06 and 2005-07 Executive Long-Term Incentive Plans on April 30, 2008, granted pursuant to the 1999 Long-Term Incentive Plan and the 2004 Key Employee Stock Plan.

(e):       The value realized on the vesting of restricted stock awards represents the value of stock no longer subject to a risk of forfeiture or other restrictions, obtained by multiplying the number of shares of stock released from such restrictions by the fair market value of those shares on April 30, 2008.

Pension Benefits Table				Present Value of
			Number of Years	Accumulated	Payments During
			Credited Service	Benefit	Last Fiscal Year
	Name	Plan	(#)	($)	($)
	[a]	[b]	[c]	[d]	[e]

	William J. Pesce	Employees’ Retirement Plan of John
		Wiley & Sons, Inc.	19	469,223	0
		John Wiley & Sons, Inc. Non-Qualified
		Supplemental Benefit Plan (Excess Plan)	19	1,079,159	0
		John Wiley & Sons, Inc. Supplemental
		Executive Retirement Plan (SERP)	19	6,839,136	0
	Ellis E. Cousens	Employees’ Retirement Plan of
		John Wiley & Sons, Inc.	7	131,983	0
		John Wiley & Sons, Inc. Non-Qualified
		Supplemental Benefit Plan (Excess Plan)	7	378,204	0
		John Wiley & Sons, Inc. Supplemental
		Executive Retirement Plan (SERP)	7	2,242,463	0
	Eric A. Swanson	Employees’ Retirement Plan of
		John Wiley & Sons, Inc.	19	556,265	0
		John Wiley & Sons, Inc. Non-Qualified
		Supplemental Benefit Plan (Excess Plan)	34	942,178	0
		John Wiley & Sons, Inc. Supplemental
		Executive Retirement Plan (SERP)	34	2,891,566	0
	Stephen A. Kippur	Employees’ Retirement Plan of
		John Wiley & Sons, Inc.	29	949,690	0
		John Wiley & Sons, Inc. Non-Qualified
		Supplemental Benefit Plan (Excess Plan)	29	1,006,087	0
		John Wiley & Sons, Inc. Supplemental
		Executive Retirement Plan (SERP)	29	3,148,133	0
	Bonnie E. Lieberman	Employees’ Retirement Plan of
		John Wiley & Sons, Inc.	18	567,008	0
		John Wiley & Sons, Inc. Non-Qualified
		Supplemental Benefit Plan (Excess Plan)	18	225,285	0
		John Wiley & Sons, Inc. Supplemental
		Executive Retirement Plan (SERP)	18	2,063,817	0

	(c): Credited service is limited to 35 years for all purposes under the Retirement Plan, the Excess Plan and the SERP.

The named executives are entitled to retirement benefits under three defined benefit Plans of the Company: The Employees Retirement Plan of John Wiley & Sons, Inc. (the “Retirement Plan”), the Nonqualified Supplemental Retirement Plan (the “Excess Plan”), and the Supplemental Executive Retirement Plan (the “SERP”).

The amounts shown in the table above for all plans represent the actuarial present values of the executive’s accumulated benefits accrued as of April 30, 2008, calculated using the same assumptions in footnote 14 of the Company’s financial statements, except the SERP benefit for Messrs. Pesce and Cousens calculated under the 1989 SERP, which has no mortality assumption and for the 1989 and 2005 SERP, no recognition of future salary increases or pre-retirement mortality.

A description of each plan follows:

The Employees Retirement Plan of John Wiley & Sons, Inc. (the Retirement Plan)

The Company sponsors a qualified defined benefit pension plan to provide retirement benefits to U.S. based employees of the Company. The Plan pays benefits at retirement to participants who terminate or retire from the Company after meeting certain eligibility requirements. Prior to January 1, 2005, benefits under the Retirement Plan provided for annual normal benefits payable at normal retirement age of 65 based on certain factors times average final compensation times years of service not to exceed 35 (the “Previous Benefit Formula”).

Effective January 1, 2005 the Retirement Plan formula was revised to provide covered participants with enhanced future benefits. After January 1, 2005, benefits are calculated as the sum of:

•      a frozen benefit as of December 31, 2004, calculated under the Previous Benefit Formula, plus

•      an annual benefit earned for benefit service after January 1, 2005. The amount of each year’s accrual is the sum of:

o     total annual compensation (annual base salary, plus 100% of bonus) for the year up to and including 80% of that year’s Social Security Wage Base times 1.0%, plus

o     total annual compensation for the year in excess of 80% of that year’s Social Security Wage Base times 1.3%.

The plan recognizes a maximum of 35 years of benefit service. If the total benefit service is greater than 35 years at age 65, the benefit will be equal to the 35 consecutive years of benefit accruals that produce the highest combined amount.

The plan provides for retirement as early as age 55 with ten years of service. The age 65 benefit is reduced by 4% per year for each year less than 65, unless a participant has 20 years of service, in which case the participant can retire as early as age 62 without an early retirement reduction.

The frozen benefit calculated under the Previous Benefit Formula for the combined Retirement Plan and the Excess Plan described below for Messrs. Pesce, Cousens, Swanson, Kippur, and Ms. Lieberman is $88,581, $35,074, $116,190, $139,824, and $46,108, respectively.

Messrs. Pesce, Swanson, Kippur, and Ms. Lieberman are eligible for early retirement under this plan.

The Nonqualified Supplemental Retirement Plan (the Excess Plan)

The Excess Plan provides benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on the tax-qualified benefit. In addition, the Plan provides benefits to certain individuals which arise from additional service credit granted for previous employment with acquired companies. Mr. Swanson is credited with 15 additional years of benefit service under this provision for his employment with Alan R. Liss, Inc, which has the effect of increasing his frozen benefit under the Previous Benefit Formula by $57,781, which is included in the above figure.

Average final compensation and total annual compensation are determined under the Excess Plan in the same manner as under the Retirement Plan, except that a participant’s compensation is not subject to the limitations under the Internal Revenue Code. Years of service under the Retirement Plan and the Excess Plan are the number of years and months, limited to 35 years, worked for the Company and its subsidiaries after attaining age 21.
Messrs. Pesce, Swanson, Kippur, and Ms. Lieberman are eligible for early retirement under this plan.
Supplemental Executive Retirement Plan (the SERP)

In March 2005, the Board froze participation in the existing 1989 SERP and adopted the 2005 SERP. All active participants in the 1989 SERP, except those who were directors, 5% owners or who were within two years of the normal retirement age of 65, were given the option, prior to December 31, 2005, to waive their right to all benefits under the 1989 SERP and receive benefits under the 2005 SERP in consideration of that waiver. Four participants elected to do so, including Messrs. Swanson and Kippur, and Ms. Lieberman. Mr. Pesce and Mr. Cousens remain in the 1989 SERP.

The benefit under the 1989 SERP is the higher of the “primary” or the “additional” benefit.

•         The primary benefit consists of ten annual payments commencing at retirement (at or after age 65) determined by multiplying the participant’s base salary rate at retirement by 2.5, reducing the result by $50,000 and dividing the remainder by five. The plan also provides for an alternative early retirement benefit for participants who retire after age 55 with five years of service, a reduced payment for participants whose employment is terminated prior to age 65 other than on account of death (and who do not qualify for early retirement) and a survivor benefit for the beneficiaries of a participant who dies prior to age 65 while employed by the Company or an affiliate.

•         The additional benefit provides participants with a guaranteed total annual retirement benefit beginning at age 65 for ten years of 50%, 55%, or 65% (the “Applicable Percentage”) of average compensation, defined as base salary and annual incentive, over the executive’s highest three consecutive years. This amount is reduced by the retirement benefits under the Retirement Plan, the Excess Plan and the primary benefit above. The Applicable Percentage for Messrs. Pesce and Cousens is 65%, and 55%, respectively.

The 2005 SERP provides a lifetime annual benefit determined by multiplying the executive’s average compensation over the highest three consecutive years times a service factor, which is the sum of years of service up to 20 years times 2%, plus years of service in excess of 20 times 1%, to a maximum of 35 years total. The 2005 SERP provides a reduced early retirement benefit for participants calculated in the same manner as the 1989 plan. The participant may elect to receive his or her benefit in the form of a joint and survivor benefit on an actuarial equivalent basis. All other terms of the 2005 SERP are substantially the same as the 1989 SERP.

Messrs. Pesce, Cousens, Swanson, Kippur, and Ms. Lieberman are eligible for early retirement under this plan.

Nonqualified Deferred Compensation (NQDC) Table		Executive	Registrant	Aggregate	Aggregate	Aggregate
		Contributions	Contributions	Earnings in	Withdrawals/	Balance at
		in Last FY	in Last FY	in Last FY	Distributions	Last FYE
	Name	($)	($)	($)	($)	($)
	(a)	(b)	(c)	(d)	(e)	(f)

	William J. Pesce	$ 427,009	N/A	(39,921)	N/A	3,321,521
	Ellis E. Cousens	N/A	N/A	N/A	N/A	N/A
	Eric Swanson	N/A	N/A	N/A	N/A	N/A
	Stephen A. Kippur	27,087	7,215	(6,219)	N/A	336,170
	Bonnie E. Lieberman	193,765	1,350	78,730	N/A	1,265,111

Participants in the company’s Nonqualified Deferred Compensation Plan (the “NQDC”) may elect to defer up to 25% of their base salary, or up to 100% of their annual cash incentive compensation, such that their total annual contribution cannot exceed 25% of their total cash compensation.

If the participant’s Company matching contributions under the Employees’ Savings Plan are restricted due to IRC contribution or compensation limitations, he/she is eligible to receive a Company matching contribution of up to 3% of base salary deferred under the NQDC.

Participants designate one or more investment funds which are used to measure the income credited to their account. Although not required to do so, the Company has elected to invest the funds deferred under the plan substantially as directed by the participants. The funds available for the last fiscal year and their returns for the year are shown below:

Vanguard VIF Money Market	4.70%
Fidelity VIP Investment Grade Bond Svc	2.96%
T. Row Price Personal Strategy Balanced	-0.97%
American funds IS Growth-Income 2	-4.40%
Fidelity VIP Equity Income Svc	-8.16%
Fidelity VIP Index 500 Initial	-4.73%
Janus Aspen Forty Svc	29.85%
Fidelity VIP Mid Cap Svc	1.85%
Oppenheimer VA Main Street Small Cap NS	-13.55%
Gartmore NVIT International Growth I	12.31%
Northwestern Mutual Life Insurance	7.00%

Account balances under the Plan are distributed to participants in accordance with their individual elections made at the time of the deferral election. Participants may elect to receive their contributions on a designated date or upon separation of service, subject to the restrictions of IRC Section 409A. Distributions on account of termination or retirement are paid in 15 equal annual installments and distributions occurring as of a designated date prior to termination are paid in a lump sum.

Amounts in column (b) are included in columns (c), (d), and (g) on the Summary Compensation Table.

Payments upon Termination and Change of Control	William J. Pesce

				Dismissal
				without Cause
		Resignation		or Resignation
Executive Benefits and		without	Dismissal	for Good Reason
Payments Upon Termination	Retirement	Good Reason	(absent CoC)	(following CoC)

Compensation:
Severance — Base Salary	$0	$0	$2,805,000	$2,805,000
Severance — Annual Incentive	$0	$0	$3,506,250	$3,506,250
ELTIP — Restricted Performance Shares	$0	$0	$4,835,250	$4,835,250
Restricted Stock (Performance Shares
Earned but Not Vested)	$0	$0	$4,398,696	$4,398,696
Stock Options(1)	$0	$0	$0	$5,273,500
Benefits(2)	$0	$0	$60,910	$60,910
SERP(3)	$7,430,572	$7,430,572	$7,430,572	$11,442,649
Non-Qualified Supplemental Benefit
(Excess) Plan(3)	$1,380,450	$1,380,450	$1,380,450	$1,380,450
Qualified Pension Plan(3)	$561,856	$561,856	$561,856	$561,856
Deferred Compensation Plan(4)	3,321,521	3,321,521	3,321,521	3,321,521
280G Tax Gross-up	$0	$0	$0	$0
Total:	$12,694,399	$12,694,399	$28,300,505	$37,586,082

(1)        Reflects the intrinsic value of those stock options that become vested because of the change of control based on the 4/30/2008 closing stock price ($46.05). Options are assumed to be cashed out immediately upon the change of control, so any other valuation method would be inappropriate.

(2) Assumes benefits are similar to those available to salaried employees and therefore do not need to be disclosed, except in the change of control column.

(3)        Amounts shown are lump sum payments, even though plan documents only permit annuity payments, except for a change of control in the case of the SERP and Excess Plans. Annual benefits are as follow:

Qualified: $38,647/year as a life annuity Excess: $94,954/year as a life annuity SERP: $906,528/year as a 10 year certain
(4) Payment of the balance as a lump sum on termination following a Change of Control; in all other circumstances, the present value of payments in approximately equal installments over 15 years.

Ellis E. Cousens
Executive Benefits and Payments Upon Termination	Retirement	Resignation without Good Reason	Dismissal (absent CoC)	Dismissal without Cause or Resignation for Good Reason (following CoC)

Compensation:
Severance — Base Salary	$0	$0	$787,500	$1,050,000
Severance — Annual Incentive	$0	$0	$0	$1,050,000
ELTIP – Restricted Performance Shares	$0	$0	$0	$1,105,200
Restricted Stock (Performance Shares Earned but Not Vested)	$0	$0	$0	$1,432,616
Stock Options(1)	$0	$0	$0	$1,654,800
Benefits(2)	$0	$0	$22,550	$30,066
SERP(3)	$2,848,503	$2,848,503	$2,848,503	$4,656,377
Non-Qualified Supplemental Benefit (Excess) Plan(3)	$622,515	$622,515	$622,515	$622,515
Qualified Pension Plan(3)	$205,319	$205,319	$205,319	$205,319
Deferred Compensation Plan	0	0	0	0
280G Tax Gross-up	$0	$0	$0	$2,291,208

Total:	$3,676,337	$3,676,337	$4,486,387	$14,098,101

(1)         Reflects the intrinsic value of those stock options that become vested because of the change of control based on the 4/30/2008 closing stock price ($46.05). Options are assumed to be cashed out immediately upon the change of control, so any other valuation method would be inappropriate.

(2) Assumes benefits are similar to those available to salaried employees and therefore do not need to be disclosed, except in the change of control column.

(3)         Amounts shown are lump sum payments, even though plan documents only permit annuity payments, except for a change of control in the case of the SERP and Excess Plans. Annual benefits are as follow:

Qualified: $13,926/year as a life annuity Excess: $42,224/year as a life annuity SERP: $347,517/year as a 10 year certain

Eric A. Swanson
Executive Benefits and Payments Upon Termination	Retirement	Resignation without Good Reason	Dismissal (absent CoC)	Dismissal without Cause or Resignation for Good Reason (following CoC)

Compensation:
Severance — Base Salary(1)	$0	$0	$1,000,000	$457,939
Severance — Annual Incentive	$0	$0	$0	$1,000,000
ELTIP — Restricted Performance Shares	$0	$0	$0	$921,000
Restricted Stock (Performance Shares Earned but Not Vested)	$0	$0	$0	$1,193,846
Stock Options(2)	$0	$0	$0	$1,379,000
Benefits(3)	$0	$0	$29,567	$29,567
SERP(4)	$3,596,570	$3,596,570	$3,596,570	$5,094,762
Non-Qualified Supplemental Benefit Plan(4)	$1,084,645	$1,084,645	$1,084,645	$1,084,645
Qualified Pension Plan(4)	$621,733	$621,733	$621,733	$621,733
Deferred Compensation Plan	0	0	0	0
280G Tax Gross-up	$0	$0	$0	$0

Total:	$5,302,948	$5,302,948	$6,332,515	$11,782,492

(1)         Amount shown in CoC column is reduced to avoid 280G excise tax. Since the present value of Mr. Swanson’s contingent payments upon a CoC is less than 115% of his threshold amount, payments are cut back to the threshold amount. Without the cap, the base salary severance amount would have been $1,000,000.

(2)         Reflects the intrinsic value of those stock options that become vested because of the change of control based on the 4/30/2008 closing stock price ($46.05). Options are assumed to be cashed out immediately upon the change of control, so any other valuation method would be inappropriate.

(3) Assumes benefits are similar to those available to salaried employees and therefore do not need to be disclosed, except in the change of control column.

(4)         Amounts shown are lump sum payments, even though plan documents only permit annuity payments, except for a change of control in the case of the SERP and Excess Plans. Annual benefits are as follow:

Qualified: $44,953/year as a life annuity Excess: $78,422/year as a life annuity SERP: $260,040/year as a life annuity

Stephen A. Kippur
Executive Benefits and Payments Upon Termination	Retirement	Resignation without Good Reason	Dismissal (absent CoC)	Dismissal without Cause or Resignation for Good Reason (following CoC)

Compensation:
Severance — Base Salary	$0	$0	$980,000	$980,000
Severance — Annual Incentive	$0	$0	$980,000	$980,000
ELTIP — Restricted Performance Shares	$0	$0	$460,500	$921,000
Restricted Stock (Performance Shares Earned but Not Vested)	$0	$0	$0	$1,193,846
Stock Options(1)	$0	$0	$0	$1,516,900
Benefits(2)	$0	$0	$29,367	$29,367
SERP(3)	$3,020,151	$3,020,151	$3,020,151	$3,963,509
Non-Qualified Supplemental Benefit Excess) Plan(3)	$1,047,441	$1,047,441	$1,047,441	$1,047,441
Qualified Pension Plan(3)	$1,008,764	$1,008,764	$1,008,764	$1,008,764
Deferred Compensation Plan(4)	336,170	336,170	336,170	336,170
280G Tax Gross-up	$0	$0	$0	$0

Total:	$5,412,526	$5,412,526	$7,862,393	$11,976,997

(1)         Reflects the intrinsic value of those stock options that become vested because of the change of control based on the 4/30/2008 closing stock price ($46.05). Options are assumed to be cashed out immediately upon the change of control, so any other valuation method would be inappropriate.

(2) Assumes benefits are similar to those available to salaried employees and therefore do not need to be disclosed, except in the change of control column.

(3)         Amounts shown are lump sum payments, even though plan documents only permit annuity payments, except for a change of control in the case of the SERP and Excess Plans. Annual benefits are as follow:

Qualified: $75,419/year as a life annuity Excess: $78,311/year as a life annuity SERP: $225,798/year as a life annuity
(4) Payment of the balance as a lump sum on termination following a Change of Control; in all other circumstances, the present value of payments in approximately equal installments over 15 years.

Bonnie E. Lieberman
Executive Benefits and Payments Upon Termination	Retirement	Resignation without Good Reason	Dismissal (absent CoC)	Dismissal without Cause or Resignation for Good Reason (following CoC)

Compensation:
Severance — Base Salary	$0	$0	$555,000	$740,000
Severance — Annual Incentive	$0	$0	$0	$740,000
ELTIP — Restricted Performance Shares	$0	$0	$0	$921,000
Restricted Stock (Performance Shares Earned but Not Vested)	$0	$0	$0	$1,193,846
Stock Options(1)	$0	$0	$0	$1,379,000
Benefits(2)	$0	$0	$20,225	$26,967
SERP(3)	$2,110,370	$2,110,370	$2,110,370	$2,908,607
Non-Qualified Supplemental Benefit (Excess) Plan(3)	$232,718	$232,718	$232,718	$232,718
Qualified Pension Plan(3)	$609,086	$609,086	$609,086	$609,086
Deferred Compensation Plan(4)	1,265,111	1,265,111	1,265,111	1,265,111
280G Tax Gross-up	$0	$0	$0	$1,383,893

Total:	$4,217,285	$4,217,285	$4,792,510	$11,400,228

(1)         Reflects the intrinsic value of those stock options that become vested because of the change of control based on the 4/30/2008 closing stock price ($46.05). Options are assumed to be cashed out immediately upon the change of control, so any other valuation method would be inappropriate.

(2) Assumes benefits are similar to those available to salaried employees and therefore do not need to be disclosed, except in the change of control column.

(3)         Amounts shown are lump sum payments, even though plan documents only permit annuity payments, except for a change of control in the case of the SERP and Excess Plans. Annual benefits are as follow:

Qualified: $44,133/year as a life annuity Excess: $16,862/year as a life annuity SERP: $152,914/year as a life annuity
(4) Payment of the balance as a lump sum on termination following a Change of Control; in all other circumstances, the present value of payments in approximately equal installments over 15 years.

The preceding tables—Potential Payments upon Termination or Change of Control—show the payments and benefits our named executives would receive in connection with a variety of employment termination scenarios and upon a change of control. For the named executive officers, the information assumes the terminations and change of control occurred on April 30, 2008. All of the payments and benefits described below would be provided by the Company or its affiliates.

The tables do not include amounts such as base salary, annual incentives and stock awards the named executive officers earned due to employment through April 30, 2008.
Retirement

Under the 2004 Key Employee Stock Plan, the Compensation Committee may elect to award a retiring executive a cash award in lieu of performance stock which has been earned but not vested by such employee.

Dismissal (absent a CoC)	The named officers and certain other executives are covered by employment agreements which provide for the following:
• Severance—base salary: Mr. Pesce—36 months; Messrs. Swanson and Kippur—24 months; Mr. Cousens and Ms. Lieberman—18 months.
• Annual incentive at target—Mr. Pesce—3 years; Mr. Kippur—2 years.

•      Restricted Performance Shares—Mr. Pesce—accelerated vesting of all outstanding Restricted Performance shares; Mr. Kippur—accelerated vesting of any Restricted Performance Shares which end within 12 months.

• Company-paid health and welfare benefits, for their respective severance periods: Mr. Pesce—36 months; Messrs. Swanson and Kippur—24 months; Mr. Cousens and Ms. Lieberman—18 months.
Dismissal without Cause or Resignation for Good Reason (following CoC)

The named officers and certain other executives are covered by employment agreements which provide for the following, in the event of dismissal without cause or resignation for Good Reason following a change of control, as defined:

• Severance—base salary: Mr. Pesce—36 months; Messrs. Cousens, Swanson, Kippur and Ms. Lieberman—24 months.
• Annual incentive at target—Mr. Pesce—3 years; Messrs, Cousens, Swanson, Kippur and Ms. Lieberman—2 years.
• Mr. Pesce—all shares of restricted stock that would otherwise remain subject to restrictions shall be free of such restrictions.
• Company-paid health and welfare benefits for their respective severance periods

•      A lump-sum payment under the 1989 or 2005 SERP, equal to the present value of the benefit to which the participant would have been entitled if he/she had attained age 65 and retired on the date of such termination of employment.

• A lump-sum payment of the accrued benefit under the Nonqualified Supplemental Benefit Plan.
• Immediate payment of the current balance of the Nonqualified Deferred Compensation Plan.

•      If the total payments to the executive are deemed to be “excess parachute payments” under IRC Section 280G, an excise tax will be levied on the executive receiving the payment in the amount of 20% of the excess amount. The Company will “gross-up” the executive for this excise tax if the amount by which the payment exceeds the “excess parachute payment limit” by more than 15%; otherwise, the total payments made to the executive in connection with the change of control will be reduced to below the “excess parachute payment limit.”

Upon a “change of control”, as defined, under the 2004 Key Employee Stock Plan,
• All outstanding options shall become immediately exercisable up to the full number of shares covered by the option.

•      The Compensation Committee shall specify in a performance share award whether, and to what effect, in the event of a change of control, an employee shall be issued shares of common stock with regard to performance share awards held by such employee. All current performance stock awards in effect for senior executives provide for immediate accelerated vesting in the event of a change of control.

• All shares of restricted stock that would otherwise remain subject to restrictions shall be free of such restrictions.
A “Change of Control” shall be deemed to have occurred if:

(a)    any Person becomes the beneficial owner (as defined in Rule13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), directly or indirectly, of 25% or more of the Company’s then outstanding shares of Class B Common Stock (and such Person did not have such 25% or more beneficial ownership on January 1, 1989) and the number of shares of Class B Common Stock so owned is equal to or greater than the number of shares of Class B Common Stock then owned by any other Person; or

(b)   any Person becomes the beneficial owner, directly or indirectly, of 33 1/3% or more of the Voting Power of the Company then outstanding (and such person did not have such 33 1/3% or more beneficial ownership on January 1, 1989) and the Voting Power so owned is equal to or greater than the Voting Power then owned by any other Person; or

(c)   individuals who constituted the Board on January 1, 1991 (the “Incumbent Board”) cease for any reason to constitute at least 64% of the full Board, provided that any person becoming a director subsequent to such date whose election or nomination for election by the Company’s shareholders was approved by either a vote of at least 64% of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such Person is named as a nominee for director, without objection to such nomination) or any Person who was the beneficial owner, directly or indirectly, of 25% or more of the Company’s then outstanding shares of Class B Common Stock on January 1, 1989, shall, for purposes of this clause (c), be considered as though such Person were a member of the Incumbent Board; or

(d)   upon the consummation of any transaction or series of transactions under which the Company is merged or consolidated with any other company, other than a merger or consolidation which would result in the shareholders of the Company immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company, the acquiring entity or such surviving entity outstanding immediately after such merger or consolidation in substantially the same proportion such shareholders held the voting securities of the Company immediately prior to the merger or consolidation; or

(e)    the complete liquidation of the Company other than a liquidation of the Company into a wholly-owned subsidiary or the sale or disposition by the Company of all or substantially all of the Company’s assets other than to a wholly-owned subsidiary or subsidiaries.

VI. Report of the Audit Committee	The following is the report of the Audit Committee of John Wiley & Sons, Inc. with respect to the Company’s audited financial statements for the fiscal year ended April 30, 2008.

The Audit Committee is responsible for oversight of the Company’s accounting, auditing and financial reporting process on behalf of the Board of Directors. The Committee consists of three members who, in the judgment of the Board of Directors, are independent and financially literate, as those terms are defined by the Securities and Exchange Commission (the “SEC”) and the listing standards of the New York Stock Exchange (NYSE). The Board of Directors has determined that all the members of the Committee satisfy the financial expertise requirements and have the requisite experience to be designated “audit committee financial experts” as that term is defined by the rules of the SEC and NYSE.

Management has the primary responsibility for the preparation, presentation and integrity of the financial statements of the Company; for maintaining appropriate accounting and financial reporting policies and practices; and for internal controls and procedures designed to assure compliance with generally accepted US accounting standards and applicable laws and regulations. The Committee is responsible for the oversight of these processes. In this fiduciary capacity, the Committee has held discussions with management and the independent auditors regarding the fair and complete presentation of the Company’s results for the fiscal year ended April 30, 2008. Management has represented to the Committee that the Company’s financial statements were prepared in accordance with generally accepted US accounting principles. The Committee has discussed with the independent auditors significant accounting principles and judgments applied by management in preparing the financial statements as well as alternative treatments. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee has had discussions with, and received regular status reports from, the independent auditors and the Vice President of Internal Audit regarding the overall scope and plans for their audits of the Company, including their scope and plans over management’s assessment of the effectiveness of internal control over financial reporting. The independent auditors provided the Audit Committee with written disclosures and the letter required by Independence Standards Board No. 1 (Independence Discussions With Audit Committees), and the Audit Committee discussed with the independent auditors their independence.

The Committee also considers whether providing non-audit services is compatible with maintaining the auditor’s independence. The Audit Committee has adopted a policy of pre-approving all audit and non-audit services performed by the independent auditors. The Audit Committee may delegate authority to one or more of its members to grant pre-approvals of non-audit services, provided that the pre-approvals are presented to the Audit Committee for ratification at its next scheduled meeting.

Persons with complaints or concerns about accounting, internal controls or auditing matters may contact the Audit Committee by addressing a letter to: Chairman of the Audit Committee, John Wiley & Sons, Inc., P. O. Box 1569, Hoboken, NJ 07030-5774.

Based upon the review and discussions referred to above, the Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2008, as filed with the Securities and Exchange Commission.

Audit Committee
William B. Plummer, Chairman, Richard M. Hochhauser, Raymond W. McDaniel, Jr.
Fees of Independent Auditor
Audit Fees

Total aggregate fees billed by KPMG LLP (“KPMG”) for professional services in connection with the audit and review of the Company’s Consolidated Financial Statements, and statutory audits of the Company’s international subsidiaries were $2,416,500 and $2,487,300 in fiscal years 2008 and 2007, respectively.

Audit Related Fees

The aggregate fees billed for audit related services, including due diligence related to acquisitions, employee benefit plan audits and consultation on acquisitions were $76,200 and $289,500 in fiscal years 2008 and 2007, respectively.

Tax Fees

The aggregate fees billed for services rendered by KPMG tax personnel, except those services specifically related to the audit of the financial statements, were $454,600 and $387,200 in fiscal years 2008 and 2007, respectively. Such services include tax planning, tax return reviews, advice related to acquisitions, tax compliance and compliance services for expatriate employees.

Other Non-Audit Fees
The aggregate non-audit fees were $80,000 and $0 in fiscal years 2008 and 2007, respectively.
The Audit Committee has advised the Company that in its opinion the non-audit services rendered by KPMG LLP are compatible with maintaining their independence.
VII. Ratification of the Appointment of Independent Public Accountants

The Audit Committee is responsible for the appointment, compensation and oversight of the independent auditor. On June 18, 2008, the Audit Committee appointed KPMG LLP (“KPMG”) as the Company’s independent auditors for fiscal year 2009. Although the Company is not required to do so, we are submitting the selection of KPMG for ratification by the shareholders because we believe it is a matter of good corporate practice.

The Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change is in the best interests of the Company and its shareholders. Representatives of KPMG are expected to be present at the Annual Meeting with the opportunity to make a statement, if they desire to do so, and such representatives are expected to be available to respond to appropriate questions.

The Audit Committee considered whether the provision of the services other than audit services referred to above is compatible with the maintenance of the principal accountant’s independence.
Unless contrary instructions are noted thereon, the proxies will be voted in favor of the following resolution, which will be submitted at the Annual Meeting:
“RESOLVED, that the appointment by the Audit Committee of KPMG LLP as independent public accountants for the Company for the fiscal year ending April 30, 2009 be, and it hereby is, ratified.”

In the event that the foregoing proposal is defeated, the adverse vote will be considered by the Audit Committee in its selection of auditors for the following year. However, because of the difficulty and expense of making any substitution of auditors so long after the beginning of the current fiscal year, it is contemplated that the appointment for the fiscal year ending April 30, 2009 will be permitted to stand unless the Audit Committee finds other good reason for making a change. If the proposal is adopted, the Audit Committee, in its discretion, may still direct the appointment of new independent auditors at any time during the fiscal year if it believes that such a change would be in the best interests of the Company and its shareholders.

The Board of Directors recommends that you vote “FOR” the ratification of the appointment of independent public accountants.
VIII. Manner and Expenses of Solicitation

Since many of our shareholders are unable to attend the Annual Meeting, the Board solicits proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Annual Meeting.

Shareholders of record can vote, and save the Company expense, by using the Internet or by calling the toll-free telephone number printed on the proxy card. Voting instructions (including instructions for both telephonic and Internet voting) are provided on the proxy card. The Internet and telephone voting procedures are designed to authenticate shareholder identities, to allow shareholders to give voting instructions and to confirm that shareholders’ instructions have been recorded properly. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

If your shares are held in the name of a bank or broker, follow the voting instructions on the form you receive from such record holder. The availability of Internet and telephone voting will depend on their voting procedures.

If you do vote by Internet or telephone, it will not be necessary to return your proxy card. If you do not choose to vote using these two options, you may return your proxy card, properly signed, and the shares will be voted in accordance with your directions. Shareholders are urged to mark the boxes on the proxy card to indicate how their shares are to be voted. If no choices are specified, the shares represented by that proxy card will be voted as recommended by the Board.

If a shareholder does not return a signed proxy card, vote by the Internet, by telephone or attend the Annual Meeting and vote in person, his or her shares will not be voted. Any shareholder giving a proxy (including one given by the Internet or telephone) has the right to revoke it at any time before it is exercised by giving notice in writing to the Secretary of the Company, by delivering a duly executed proxy bearing a later date to the Secretary (or by subsequently completing a telephonic or Internet proxy) prior to the Annual Meeting of Shareholders, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

The Company will bear the costs of soliciting proxies. In addition to the solicitation of proxies by use of the mail, some of the officers, directors and other employees of the Company may also solicit proxies personally or by mail, telephone or facsimile, but they will not receive additional compensation for such services. Brokerage firms, custodians, banks, trustees, nominees or other fiduciaries holding shares of common stock in their names will be reimbursed for their reasonable out-of-pocket expenses in forwarding proxy material to their principals.

IX. Electronic Delivery of Materials

The 2008 Notice of Annual Meeting, Proxy Statement and Annual Report are available on our website at http://enroll.icsdelivery.com/wa. Instead of receiving future copies of our Proxy Statement and Annual Report materials by mail, shareholders can elect to receive an e-mail that will provide electronic links to them. Selecting this option will save us the cost of producing and mailing documents to your home or business and will also give you an electronic link to the proxy voting site. Shareholders of record and beneficial owners may enroll in the electronic proxy delivery service at any time in the future by going to our enrollment site at www.icsdelivery.com/jwa and following the enrollment instructions.

X. Deadline for Submission of Shareholders Proposals

If a shareholder intends to present a proposal for action at the 2009 Annual Meeting and wishes to have such proposal considered for inclusion in our proxy materials in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, the proposal must be submitted in writing and received by the Secretary of the Company by April 10, 2009. Such proposal must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholder proposals.

If a shareholder submits a proposal outside of Rule 14a-8 for the 2009 Annual Meeting and the proposal fails to comply with the advance notice procedure prescribed by our By-Laws, then the Company’s proxy may confer discretionary authority on the persons being appointed as proxies on behalf of the Company’s Board to vote on the proposal.

Our By-Laws establish an advance notice procedure with regard to certain matters, including shareholder proposals and nominations of individuals for election to the Board. In general, written notice of a shareholder proposal or a director nomination for an annual meeting must be received by the Secretary of the Company no later than May 22, 2009, and must contain specified information and conform to certain requirements, as set forth in greater detail in the By-Laws. If the Company’s presiding officer at any shareholders’ meeting determines that a shareholder proposal or director nomination was not made in accordance with the By-Laws, the Company may disregard such proposal or nomination.

Proposals and nominations should be addressed to Corporate Secretary, John Wiley & Sons, Inc., 111 River Street, Mail Stop 7-02, Hoboken, New Jersey 07030-5774.

XI. Other Matters

The Company has not received notice from any shareholder of its intention to bring a matter before the 2008 Annual Meeting. At the date of this Proxy Statement, the Board of Directors does not know of any other matter to come before the meeting other than the matters set forth in the Notice of Meeting. However, if any other matter, not now known, properly comes before the meeting, the persons named on the enclosed proxy will vote said proxy in accordance with their best judgment on such matter. Shares represented by any proxy will be voted with respect to the proposals outlined above in accordance with the choices specified therein or in favor of any proposal as to which no choice is specified.

The Company will provide, without charge, a copy of its Annual Report on Form 10-K filed with the Securities and Exchange Commission for fiscal year 2008, including the financial statements and the schedules thereto. All such requests should be directed to Corporate Secretary, John Wiley & Sons, Inc., 111 River Street, Mail Stop 7-02, Hoboken, New Jersey 07030-5774.

It is important that your proxy be returned promptly, whether by mail, by the Internet or by telephone. You may revoke the proxy at any time before it is exercised. If you attend the meeting in person, you may withdraw any proxy (including an Internet or telephonic proxy) and vote your own shares.

BY ORDER OF THE BOARD OF DIRECTORS
JOSEPHINE BACCHI-MOURTZIOU Vice President and Corporate Secretary
Hoboken, New Jersey August 8, 2008

JOHN WILEY & SONS, INC.

111 RIVER STREET

HOBOKEN, NJ 07030

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on September 17, 2008 or the cut-off date for the 401K Plan participants noted below. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by John Wiley & Sons, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on September 17, 2008 or the cut-off date for the 401K Plan participants noted below. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postagepaid envelope we have provided or return it to John Wiley & Sons, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	JOHNA1	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

JOHN WILEY & SONS, INC.
The Board of Directors recommends a vote "FOR" all nominees and "FOR" proposal 2.
Vote on Directors
1. The election as directors of all nominees listed below, except as marked to the contrary.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
	☐	☐	☐
Nominees:	(01) Kim Jones
(02) Raymond W. McDaniel, Jr.
(03) William B. Plummer
Vote on Proposals
2. Proposal to ratify the appointment of KPMG LLP as independent accountants.				For	Against	Abstain
				☐	☐	☐

Notice to participants in the John Wiley & Sons, Inc. Employee Savings Plan ("401K") and the Payroll Deduction Employee Stock Purchase Plan ("ESPP"):

If you participate in the 401K or the ESPP, this proxy card includes shares that the relevant plans have credited to this account.

To allow for sufficient time for the 401K Trustee to vote, the Trustee must receive your voting instructions by 11:59 p.m. Eastern Daylight Time on Monday, September 15, 2008. If the 401K Trustee does not receive your instructions by that date, the Trustee will vote the shares held in the same proportion as votes from other participants in the 401K.

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS CARD. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. Please sign exactly as your name(s) appear(s) hereon.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐
Please indicate if you plan to attend this meeting. ☐	☐
Yes	No
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS INSTRUCTION CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

JOHN WILEY & SONS, INC. - ANNUAL MEETING, SEPTEMBER 18, 2008

YOUR VOTE IS IMPORTANT!

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

CLASS A

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

PROXYNOTING INSTRUCTION CARD

JOHN WILEY & SONS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Peter Booth Wiley, William J. Pesce and Josephine Bacchi-Mourtziou as the proxies of the undersigned, with full power of substitution to each of them, to vote the Class A Common Stock, which the signee is entitled to vote at the Annual Meeting of Shareholders of John Wiley & Sons, Inc. and any and all adjournments thereof, to be held at the Company’s headquarters, 111 River Street, Hoboken, New Jersey, on September 18, 2008, at 9:30 A.M., Eastern Daylight Saving Time.

The proxies are directed to vote as specified, and in their discretion on all other matters which may come before the meeting or any adjournments thereof. If no direction is given, this proxy will be voted "FOR" the Election of Directors and "FOR" Proposal 2.

Address Changes/Comments: __________________________________________________________________________________________
_____________________________________________________________________________________________________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued, and to be marked, dated and signed, on the other side)

JOHN WILEY & SONS, INC.

111 RIVER STREET

HOBOKEN, NJ 07030

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on September 17, 2008. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by John Wiley & Sons, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on September 17, 2008. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postagepaid envelope we have provided or return it to John Wiley & Sons, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	JOHNA3	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

JOHN WILEY & SONS, INC.
The Board of Directors recommends a vote “FOR” all nominees and “FOR” proposal 2.
Vote on Directors
1. The election as directors of all nominees listed below, except as marked to the contrary.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
			☐	☐	☐
Nominees:	(01) Warren J. Baker	(05) William J. Pesce
	(02) Richard M Hochhauser	(06) Bradford Wiley II
	(03) Matthew S. Kissner	(07) Peter Booth Wiley
(04) Eduardo Menasce
Vote on Proposals
2. Proposal to ratify the appointment of KPMG LLP as independent accountants.						For	Against	Abstain
						☐	☐	☐
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS INSTRUCTION CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

For address changes and/or comments, please check this box and write them on the back where indicated.		☐
Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS CARD. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. Please sign exactly as your name(s) appear(s) hereon.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

JOHN WILEY & SONS, INC. - ANNUAL MEETING, SEPTEMBER 18, 2008

YOUR VOTE IS IMPORTANT!

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

CLASS B

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

PROXYNOTING INSTRUCTION CARD

JOHN WILEY & SONS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Peter Booth Wiley, William J. Pesce and Josephine Bacchi-Mourtziou as the proxies of the undersigned, with full power of substitution to each of them, to vote the Class B Common Stock, which the signee is entitled to vote at the Annual Meeting of Shareholders of John Wiley & Sons, Inc. and any and all adjournments thereof, to be held at the Company’s headquarters, 111 River Street, Hoboken, New Jersey, on September 18, 2008, at 9:30 A.M., Eastern Daylight Saving Time.

The proxies are directed to vote as specified, and in their discretion on all other matters which may come before the meeting or any adjournments thereof. If no direction is given, this proxy will be voted “FOR” the Election of Directors and “FOR” Proposal 2.

Address Changes/Comments: __________________________________________________________________________________________
_____________________________________________________________________________________________________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued, and to be marked, dated and signed, on the other side)